Exhibit 4.1

EXECUTION VERSION

Trust Deed

Endeavour Energy Luxembourg S.a.r.l.

and

Endeavour International Corporation

and

BNY Corporate Trustee Services Limited

Constituting U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014

24 January 2008

CONTENTS

CLAUSE PAGE

1.	INTERPRETATION

2.	AMOUNT OF THE ORIGINAL BONDS AND COVENANT TO PAY

3.	GUARANTEE AND INDEMNITY

4.	FORM OF THE ORIGINAL BONDS

5.	STAMP DUTIES, TAXES AND WITHHOLDING TAX

6.	FURTHER ISSUES

7.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

8.	COVENANT TO COMPLY

9.	COVENANTS RELATING TO CONVERSION RIGHTS

10.	COVENANTS

11.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

12.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

13.	TRUSTEE LIABLE FOR NEGLIGENCE

14.	ENFORCEMENT, MODIFICATION AND WAIVER AND PROOF OF DEFAULT

15.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

16.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

17.	CURRENCY INDEMNITY

18.	COMMUNICATIONS

19.	GOVERNING LAW AND JURISDICTION

20.	COUNTERPARTS

21.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

22.	SEVERABILITY

SCHEDULE 1
Form of Original Definitive Registered Bond

1.	FORM, DENOMINATION AND TITLE

2.	STATUS, GUARANTEE AND NEGATIVE PLEDGE

3.	DEFINITIONS

4.	REGISTRATION

5.	TRANSFER OF BONDS

6.	INTEREST

7.	CONVERSION

8.	REDEMPTION AND PURCHASE AND PAYMENTS

9.	TAXATION

10.	EVENTS OF DEFAULT

11.	UNDERTAKINGS

12.	PRESCRIPTION

13.	REPLACEMENT OF BONDS

14.	MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER AND SUBSTITUTION

15.	ENFORCEMENT

16.	THE TRUSTEE

17.	NOTICES

18.	FURTHER ISSUES

19.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

20.	GOVERNING LAW AND JURISDICTION

SCHEDULE 2
Form of Global Bond

SCHEDULE A

Principal Amount of this Global Bond

SCHEDULE B

Interest Capitalisations in respect of this Global Bond
SCHEDULE 3
Provisions for Meetings of Bondholders
SCHEDULE 4
Form of Officers’/Manager’s Certificate

THIS TRUST DEED is made on 24 January 2008 between:

(1)	ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L. (the “Issuer");

(2)	ENDEAVOUR INTERNATIONAL CORPORATION (the “Guarantor"); and

(3)	BNY CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee", which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A)	The Issuer, incorporated with limited liability in the Grand Duchy of Luxembourg, has by a resolution of its Board of Directors passed on 23 January 2008 authorised the issue of U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 to be constituted by this Trust Deed. The Bonds are convertible into Common Shares in accordance with the Conditions.

(B)	The Guarantor, incorporated under the laws of the state of Nevada, United States of America has by a resolution of its Board of Directors passed on 18 January 2008 resolved to give the guarantee of the Bonds upon and subject to the terms and conditions set out below and authorised the Bonds to be converted into Common Shares.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS TRUST DEED WITNESSES AND IT IS DECLARED AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions: Capitalised terms defined in the Conditions but not herein shall when used herein have the meaning given to them in the Conditions. In addition, the following expressions shall have the following meanings:

“Agency Agreement” means, in relation to the Original Bonds, the paying, transfer and conversion agency agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Guarantor, the Trustee, the Paying, Transfer and Conversion Agent, and the Registrar whereby the initial Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds and includes any other agreements approved in writing by the Trustee appointing Successor Agents amending or modifying any of such agreements;

“Agents” means, in relation to the Original Bonds, the Paying, Transfer and Conversion Agent and the Registrar (and “Agent” means any one of them) and, in relation to any Further Bonds, means any agent or registrar appointed in relation to them including any Reference Banks;

“Auditors” means the independent auditors for the time being of the Guarantor, or, if there shall be joint auditors, any one or more such auditors or, in the event of them being unable or unwilling to carry out any action required of them pursuant to this Trust Deed, such other independent accountants or independent firm of accountants as may be selected by the Guarantor and approved in writing by the Trustee or, in default of such selection and approval within a reasonable (in the opinion of the Trustee) timeframe, selected by the Trustee in good faith for the purpose, provided that the Issuer or the Guarantor, as the case may be, shall be responsible for the costs, fees and expenses of such accountants;

“Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Register;

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds except that in Schedules 1 and 2 “Bonds” means the Original Bonds;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 24 January 2008;

“Common Shares” has the meaning specified in Condition 3;

“Conditions” means, in relation to the Original Bonds, the terms and conditions of the Bonds set out in Schedule 1 and, in relation to any Further Bonds, the terms and conditions relating to such Further Bonds as any of the same may from time to time be modified in accordance with this Trust Deed, and, with respect to any Bonds represented by a Global Bond, as modified by the provisions of such Global Bond and references in this Trust Deed to a particular numbered Condition shall be construed accordingly and, in relation to any Further Bonds, as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Conversion Price” means the conversion price determined in accordance with Condition 7.1(b);

“Conversion Right” has the meaning specified in Condition 7.1(a);

“Definitive Registered Bonds” means the Original Definitive Registered Bonds and/or as the context may require any other definitive registered bonds representing Further Bonds or any of them;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any of the events described as such in Condition 10;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Further Bonds” means any further Bonds issued in accordance with the provisions of Clause 6 and the Conditions and constituted by a deed supplemental to this Trust Deed;

“FSMA” means the Financial Services and Markets Act 2000 (as amended);

“Global Bond” means the Original Global Bond and/or as the context may require any other global bond representing Further Bonds or any of them except that in Schedule 2 Global Bond means the Original Global Bonds;

“Guarantee” means the guarantee and indemnity of the Guarantor set out in Clause 3;

“London Stock Exchange” means the London Stock Exchange plc;

“Original Bonds” means the bonds in or substantially in the respective forms set out in Schedule 1 comprising the U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clauses 4.1 and 4.2) the Global Bond;

“Original Bondholders” means, in relation to an Original Bond, the person in whose name the Original Bond is registered in the Register;

“Original Definitive Registered Bonds” means those Original Bonds for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 1;

“Original Global Bond” means the global bond in registered form which will evidence the Original Bonds, substantially in the form set out in Schedule 2, and evidencing the registration of the person named therein in the Register;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions; (b) those in respect of which Conversion Rights have been exercised and all the obligations of the Guarantor to deliver Common Shares on conversion of the Bonds have been duly performed in relation thereto; (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against surrender of Bonds (if so required), as the case may be; (d) those which have become void or those in respect of which claims have become prescribed; (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds; (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued; (g) those which have been purchased and cancelled as provided in the Conditions; and (h) the Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any Global Bond to the extent that it shall have been exchanged for Definitive Registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders; (ii) the determination of how many Bonds are outstanding for the purposes of the Conditions and Schedule 3; (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders; and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default or an Event of Default is in its opinion materially prejudicial to the interests of the Bondholders for those Bonds (if any) which are beneficially held by, or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries and not cancelled shall unless no longer so held be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, The Bank of New York at its specified office, in its capacity as Paying, Transfer and Conversation Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agent as appointed in respect of such Further Bonds and, in each case, any Successor Paying, Transfer and Conversion Agent;

“Potential Event of Default” means an event or circumstance which could with the giving of notice and/or lapse of time and/or the fulfilment of any other requirement provided for in Condition 10 become an Event of Default;

“Registrar” means, in relation to the Original Bonds, The Bank of New York at its specified office, in its capacity as Registrar (in respect of the Original Bonds) and, in relation to any Further Bonds, the registrar appointed in respect of such Further Bonds and, in each case, any Successor Registrar;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 10.10;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 10.10;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and, without limitation, the Conditions and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a Trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

(a)	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

(b)	“dollars", “U.S. dollars” and “U.S.$” shall be construed as references to the lawful currency for the time being of the United States;

(c)	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

(d)	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(e)	“reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination or other similar matter including any reference to “approval not to be unreasonably withheld or delayed” shall be construed as meaning reasonable or reasonably, as the case may be, having regard to the interests of Bondholders only and any determination made with respect to consent or approval not to be unreasonably withheld shall be made on that basis.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

1.5	Illegality etc.: If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.6	Modification etc. of Statutes: References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Trust Deed. In particular, references to the Companies Act 1985 and/or the Companies Act 1989 shall include the relevant provisions of such Acts as re-enacted by the Companies Act 2006.

2.	AMOUNT OF THE ORIGINAL BONDS AND COVENANT TO PAY

2.1	Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to U.S.$40,000,000.

2.2	Covenant to pay: The Issuer will on any date when any Original Bonds become due to be redeemed or any principal (including any capitalised interest) or any other amount payable to Bondholders under this Trust Deed becomes due, in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in U.S. dollars in same day funds in New York the principal amount of the Original Bonds becoming due for redemption on that date, together with any other amounts payable in accordance with the Conditions (including any capitalised interest), and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Original Bonds outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4(b), payment of any sum due in respect of the Original Bonds made to the Paying, Transfer and Conversion Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders under the Conditions; and (2) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due has been received by the Trustee or the Paying, Transfer and Conversion Agent or, if earlier, the seventh day after notice to that effect has been given to the Original Bondholders (if required under Clause 10.8) except, in the case of payment to the Paying, Transfer and Conversion Agent, to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions. The Trustee will hold the benefit of this covenant and the Guarantee in Clause 3 on trust for the Original Bondholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

(a)	by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)	to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

(ii)	to deliver all Bonds and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer and/or the Guarantor require each, or the relevant one, of them to make all subsequent payments in respect of the Bonds to, or to the order of, the Trustee and not to the Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (1) to Clause 2.2 above shall cease to have effect.

2.5	Benefit of Covenants: The covenants in this Trust Deed shall (other than those expressed to survive termination of this Trust Deed and/or repayment of the Bonds) only have effect while the aggregate principal amount of the Bonds is outstanding and amounts remain payable in respect thereof and the Trustee shall hold the benefit of the covenants of the Issuer and the Guarantor under this Trust Deed on trust for itself, the holders, and (to the extent applicable) the Agents according to their respective interests.

3.	GUARANTEE AND INDEMNITY

3.1	Guarantee: The Guarantor unconditionally and irrevocably guarantees that:

(a)	if the Issuer does not pay any sum payable by it due from it under this Trust Deed or the Bonds by the time and on the date specified for such payment or delivery (whether on the normal due date, on acceleration or otherwise) the Guarantor will pay that sum to, or to the order of, the Trustee in the manner provided in Clause 2 (or, if in respect of sums due under Clause 11, in London in U.S. dollars in immediately available funds) before close of business on that date in the city to which payment is so to be made; and

(b)	if the Issuer does not deliver any Common Shares in accordance with the Trust Deed, the Guarantor will deliver any Common Shares deliverable by the Issuer, in accordance with the terms of the Conditions or the Bonds.

Clause 2 will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 11. All payments under the Guarantee by the Guarantor will be made in accordance with Condition 8.6.

3.2	Guarantor as Principal Debtor: As between the Guarantor and the Trustee and the Bondholders but without affecting the Issuer’s obligations, the Guarantor will be liable under this Clause 3 as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person; (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity; (3) the making or absence of any demand on the Issuer or any other person for payment; (4) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity; (5) the taking, existence or release of any security, guarantee or indemnity; (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person; or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer’s obligations under any of them).

3.3	Taxation: The provisions of Condition 9 shall apply in respect of all payments by the Guarantor pursuant to this Clause 3.

3.4	Unconditional obligation: The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any other provisions of this Trust Deed or any Bond, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Bondholder or by the Trustee with respect to any provision of this Trust Deed or the Bonds, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defence of the Guarantor.

3.5	Insolvency of the Issuer: If any payment or delivery received by the Trustee or the Agents pursuant to the provisions of this Trust Deed shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event of or affecting the Issuer or the Guarantor, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other such similar events, such payment or delivery shall not be considered as discharging or diminishing the liability of the Guarantor, whether as Guarantor, principal debtor or indemnifier, and the guarantee and indemnity contained in this Clause 3 shall continue to apply as if such payment or delivery had at all times remained owing or outstanding by the Issuer and the Guarantor shall indemnify and keep indemnified the Trustee and the Bondholders on the terms of the guarantee and indemnity contained in this Clause 3.

3.6	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are, and will remain, in full force and effect by way of continuing security until (a) no sum remains payable under this Trust Deed or the Bonds and (b) all Conversion Rights have either been exercised or terminated and that the Guarantor shall not be discharged by anything other than a complete performance of such obligations contained in the Trust Deed and the Bonds. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

3.7	Exercise of Guarantor’s Rights: So long as any sum remains payable or any Common Shares are deliverable under this Trust Deed or the Bonds:

(a)	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause 3, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right; or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee to the extent that the Trustee is entitled to such amounts and immediately paid to the Trustee and the Trustee (if due) will hold it on the trusts set out in Clause 7.1.

3.8	Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

3.9	Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or any Bond and shall in any event pay to it on demand the amount as refunded by it.

3.10	Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation or bankruptcy of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

3.11	Indemnity: As separate, independent and alternative obligations, the Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Bondholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand; and (2) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, Guarantor, Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum. This clause shall survive termination of this Trust Deed.

4.	FORM OF THE ORIGINAL BONDS

4.1	The Original Global Bond: The Original Bonds will be represented by the Original Global Bond initially in the principal amount of U.S.$40,000,000 and the Issuer, failing whom the Guarantor, shall procure that appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Original Global Bond will be exchangeable for Original Definitive Registered Bonds as set out in the Original Global Bond.

4.2	The Original Definitive Registered Bonds: The Original Definitive Registered Bonds may be printed or typed and need not be security printed. The Original Definitive Registered Bonds and Original Global Bond will be in or substantially in the respective forms set out in Schedules 1 and 2. The Original Global Bond and Original Definitive Registered Bonds will be endorsed with the Conditions.

4.3	Signature: The Original Global Bond and any Original Definitive Registered Bond (if issued) will be signed manually or in facsimile by a Director of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed a director of the Issuer even if at the time of issue of any Original Bonds he no longer holds such office. Original Bonds (including the Original Global Bond) so executed and authenticated will be valid and binding obligations of the Issuer.

5.	STAMP DUTIES, TAXES AND WITHHOLDING TAX

5.1	Stamp duties and taxes: The Issuer, failing whom the Guarantor, will pay any stamp, issue, registration, documentary or other similar taxes and duties payable in the United Kingdom, United States of America or Luxembourg on or in connection with the creation, issue and initial delivery of the Bonds or the execution and delivery of this Trust Deed or on the issue of the Common Shares to be issued on conversion of the Bonds (other than those expressed to be payable by the Bondholders pursuant to Condition 7.6). The Issuer (failing whom the Guarantor) will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other similar taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders to enforce the obligations of the Issuer or the Guarantor under this Trust Deed, the Guarantee or the Bonds in circumstances where there has been a breach by the Issuer or the Guarantor of its obligations pursuant to those documents. For the avoidance of doubt, the Trustee shall not be responsible for determining whether any such taxes or duties are payable or for determining the amount of such taxes or duties and it shall not be responsible for any failure by Bondholders to pay such taxes or duties.

5.2	Withholding tax: The Guarantor agrees that all payments in respect of the Bonds by or on behalf of the Guarantor shall be made without withholding or deduction for, or on account of, any taxes (“Taxes”) imposed or levied by the United States unless the withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Bondholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction.”

6.	FURTHER ISSUES

6.1	Liberty to Create: The Issuer may from time to time without the consent of the Bondholders create and issue further bonds, notes or debentures in accordance with Condition 18 either having the same terms and conditions in all respects (or in all respects except for the amount and due date for the first payment of interest thereon) as (i) the Original Bonds; or (ii) any previously issued Further Bonds so that the same shall be consolidated and form a single series with the Original Bonds or any Further Bonds, or (in any case) upon such terms as to interest, exchange, premium, redemption and otherwise as the Issuer may at the time of issue thereof determine.

6.2	Means of Constitution: Any Further Bonds created and issued pursuant to the provisions of Clause 6.1 so as to form a single series with the Original Bonds or the Further Bonds of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds of any series created and issued pursuant to the provisions of Clause 6.1 may, with the consent of the Trustee, be so constituted. The Issuer and the Guarantor shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and a guarantee and indemnity in the form mutatis mutandis of Clause 3 of this Trust Deed (if applicable duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

6.3	Noting of Supplemental Deeds: A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed and held by the Trustee.

6.4	Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

6.5	Separate Series: Any Further Bonds not forming a single series with the Original Bonds or previously issued Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clauses 3, 5, 6.2, 7.2, 7.3 and Clauses 8 to 21 (inclusive) and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

7.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

7.1	Declaration of Trust: All moneys received by the Trustee in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee upon trust to apply them (subject to Clause 7.2):

(a)	first, in payment of all costs, charges, expenses and liabilities incurred by the Trustee or its agents (including remuneration payable to it in carrying out its functions under this Trust Deed);

(b)	secondly, in payment of any amounts owing in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds pari passu and rateably; and

(c)	thirdly, in payment of the balance (if any) to the Issuer for itself or, if moneys were received from the Guarantor and to the extent of such monies, to the Guarantor.

Without prejudice to the other provisions of this Clause 7.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Original Bonds and any Further Bonds forming a single series with the Original Bonds which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them upon these trusts.

7.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 7.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 7.1.

7.3	Investment of moneys: If the amount of the moneys at any time available to the Trustee following an Event of Default for payment of principal and interest in respect of the Bonds shall be less than a sum sufficient to pay at least one tenth of the Outstanding Principal Amount of the Bonds, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one tenth of the Outstanding Principal Amount of the Bonds and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in accordance with the order of priority contained in Clause 7.1.

7.4	Authorised Investments: Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into such investments or convert any moneys so deposited into any other currency and shall not be responsible for any liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

8.	COVENANT TO COMPLY

Each of the Issuer and the Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed and the Conditions to which it is expressed to be a party or from which it derives a benefit and to perform and observe the same and, without limitation, that it will give effect to and procure effect to be given to the Conversion Right in respect of each of the Bonds. The Conditions shall be binding on each of the Issuer, the Guarantor and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

9.	COVENANTS RELATING TO CONVERSION RIGHTS

9.1	Covenants of the Issuer: The Issuer hereby undertakes to and covenants with the Trustee that so long as any Conversion Right remains exercisable, it will (and the Guarantor hereby undertakes and guarantees to and covenants with the Trustee to procure that the Issuer will so long as any Conversion Right remains exercisable), save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, and subject to the conditions to conversion set forth in the Conditions, observe and perform all its obligations under the Conditions and this Trust Deed with respect to Conversion Rights and in addition it will upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to Condition 7.2(c), as soon as reasonably practicable deliver to the Trustee a certificate signed by a director of the Issuer on behalf of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require. The Issuer shall procure that notice is given to Bondholders of an adjustment to the Conversion Price in accordance with Condition 17, setting forth the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the date on which such adjustment becomes effective.

9.2	Covenant of the Guarantor: The Guarantor hereby undertakes and guarantees to and covenants with the Trustee that in the event of the Issuer failing to comply with its obligations when due in respect of Conversion Rights, it will procure that the Issuer complies with such obligations and/or enforces such rights.

10.	COVENANTS

So long as any Bond is outstanding, each of the Issuer and the Guarantor will, and the Guarantor shall procure that the Issuer will:

10.1	Books of Account: keep, and procure that each Material Subsidiary keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default, or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow and procure that each Material Subsidiary will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the Guarantor and/or the relevant Material Subsidiary has no reasonable objection, free access to its books of account at all reasonable times during normal business hours;

10.2	Notice of Events of Default etc.: notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default;

10.3	Information: so far as permitted by applicable law, give to the Trustee such information as it requires for the performance of its functions;

10.4	Financial Statements etc.: send to the Trustee at the time of their issue, and in the case of annual audited financial statements in any event (in relation to the Guarantor) within 180 days of the end of each financial year and (in relation to the Issuer) within such period as the same are required to be provided to shareholders under Luxembourg law, one copy of every balance sheet and profit and loss account.

10.5	Certificate of Officers and Managers: send to the Trustee, when its annual audited financial statements are available to its members, and also within 14 days after any request by the Trustee a certificate of each of the Issuer and the Guarantor in the form or substantially in the form set out in Schedule 4 signed respectively by any two of their officers (or in the case of the Issuer, managers) to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of such officers or managers (as the case may be) as at a date (the “Certification Date") being not more than five days before the date of the certificate no Event of Default or Potential Event of Default had existed or other breach of this Trust Deed, or in the case of the Guarantor, the Guarantee, had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it and that up to such date each of the Issuer and the Guarantor has complied with its obligations contained in this Trust Deed. The Trustee may rely upon such certificate without further enquiry or liability;

10.6	Notices to Bondholders: unless prohibited by applicable law, send to the Trustee, at least two London business days before the date of publication, a copy of the form of each notice to be given to Bondholders and, upon publication, one copy of each notice (such notice to be in a form approved in writing by the Trustee) (such approval, unless so expressed, not to constitute approval for the purpose of Section 21 of FSMA of any such notice which is a communication within the meaning of Section 21 of the FSMA);

10.7	Further Acts: so far as permitted by applicable law, do all such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed;

10.8	Notice of late payment: forthwith give notice to the Trustee and the Bondholders of any unconditional payment to the Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

10.9	Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the written approval of the Trustee;

10.10	Validity of Trust Deed and Guarantee: not do or permit to be done any act which would invalidate in whole or in part the liability of the Guarantor under the Guarantee or the Issuer under this Trust Deed;

10.11	Bonds held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or the Guarantor signed by any two of its officers on behalf of the Issuer or the Guarantor, as the case may be, setting out the total number of Bonds which, at the date of such certificate, were held beneficially by or on behalf of the Issuer or the Guarantor, as the case may be, or their respective Subsidiaries and which have not been cancelled;

10.12	Early Redemption: give prior notice to the Trustee and the Bondholders of any proposed redemption pursuant to Condition 8 in accordance therewith;

10.13	Material Subsidiaries: in the case of the Guarantor, give to the Trustee (1) at the same time as giving to it a certificate referred to in Clause 10.5 and (2) within 14 days of a request by the Trustee, a report, signed by any officer of the Guarantor, or, upon the request of the Trustee, a certificate of its Auditors, listing its Subsidiaries and those Subsidiaries of the Guarantor which as at the last day of the last financial year of the Guarantor or as at the date or throughout any period specified in such request, as the case may be, were Material Subsidiaries. The Trustee may rely on such certificate without further enquiry or liability;

10.14	Authorised but Unissued Capital: in the case of the Guarantor, at all times keep available for issue free from pre-emptive or other rights (where necessary) out of its authorised but unissued capital a sufficient number of Common Shares to enable the Conversion Rights to be satisfied for all the Bonds from time to time (subject to the Conditions related to conversion) remaining outstanding and to satisfy in full , subject to such Conditions, all other rights of conversion into or exchange or subscription for Common Shares and shall ensure that all Common Shares delivered upon conversion of Bonds pursuant to this Trust Deed will be duly and validly issued as fully paid;

10.15	Guarantee: in the case of the Guarantor, the Guarantor shall comply with the provisions of the Guarantee as if there were, for the purposes of enforcement by the Trustee of its rights under the Trust Deed and the Bonds, Common Shares in issue;

10.16	Register: deliver or procure the delivery to the Trustee (as soon as practicable after being so requested in writing by the Trustee) of an up-to-date copy of the register in respect of the Bonds, certified as being a true, accurate and complete copy, on the date hereof and at such other times as the Trustee may reasonably require;

10.17	Closure of register: the Guarantor shall unless required by applicable laws or regulations as then in effect or transfer restrictions applicable to the Bonds or Common Shares:

(a)	not close its register of shareholders or take any other action which prevents the transfer of the Common Shares generally unless, under applicable laws or regulations as then in effect, the Bonds may be converted legally and the Common Shares issued upon conversion may (subject to any limitation imposed by such applicable laws or regulations) be transferred (as between transferor and transferee although not as against the Guarantor) at all times during the period of such closure or while such other action is effective; and

(b)	not take or omit to take any action which prevents the conversion of the Bonds or the issue of Common Shares in respect thereof.

10.18	Expenses: the Guarantor shall pay the expenses arising on the issue of, and all expenses of obtaining listing for, the Common Shares on conversion of the Bonds.

10.19	Other classes of share capital: the Guarantor shall not create or issue:

(a)	Shares of differing nominal values; or

(b)	any class of share capital other than Common Shares authorised at the date of this Trust Deed without giving notice to the Bondholders in accordance with Condition 17 at least 14 days (or, if practicable, 21 days) prior to the relevant record date for the determination of shareholders entitled to vote at the general meeting of shareholders at which the steps necessary to enable the Guarantor to create such class of share capital is to be voted upon.

10.20	Officers’ Certificate; The Guarantor shall, whenever there is an adjustment to the Conversion Price pursuant to Condition 7.2, promptly file with the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and setting out the facts upon which such adjustment is based.

10.21	Extend Offer: the Guarantor shall if an offer is made to all (or as nearly as may be practicable all) shareholders or all (or as nearly as may be practicable all) such shareholders other than the offeror and/or any associate or associates of the offeror (as defined in section 988(1) of the Companies Act 2006)) to acquire all or a majority of the issued Common Shares, and if such offer comes to the knowledge of the Guarantor, give notice of such offer to the Trustee and to the Bondholders as soon as practicable after any notice thereof is sent to the Guarantor’s shareholders stating that details concerning such offer may be obtained from the specified offices of the Paying, Transfer and Conversion Agent and, where such an offer has been recommended by the Board of Directors of the Guarantor in accordance with applicable laws or regulations, use its reasonable endeavours (to the extent permitted under applicable laws or regulations) to procure that a like offer is extended to the Bondholders and/or the holders of any Common Shares issued during the period of the offer arising out of the exercise of Conversion Rights.

10.22	Contents of Notice to Bondholders: any such notice referred to in Clause 9.1 shall state such information as may, in the opinion of the Issuer and/or the Guarantor, be required:

(a)	the record date, announcement date, determination date and/or effective date (as applicable);

(b)	in the case of the issue, grant or offer of rights or equity-related securities, the date as of which, or period during which, the relevant rights to subscribe for, purchase or otherwise acquire Common Shares may be exercised);

(c)	in the case of any action which must be submitted to a general meeting of shareholders of the Guarantor for approval, the date on which it is expected that such general meeting of will be held; and

(d)	in the case of any consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up, the date as of which it is expected that holders of Common Shares will be entitled, if at all, to exchange their Common Shares for securities or other property deliverable upon such consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up, provided that if the exact date on which any such date will occur, or the exact date(s) on which any such period will begin or end, is not known at the time of any such notice, such notice shall indicate the approximate date(s) thereof and the Guarantor shall give a second notice to the Trustee, the Agents and the Bondholders, specifying the exact date(s) as soon as the Guarantor is aware of such date(s).

10.23	Restrictions on Activities: the Issuer will remain a finance vehicle and a wholly-owned subsidiary of the Guarantor.

10.24	Use of Proceeds: the Issuer and the Guarantor will use the net proceeds from the issue of the Bonds to repay the Second Lien Credit and Guarantee Agreement dated 31 October 2006 between the Guarantor and the parties named therein on or about the Closing Date.

10.25	Liability to Tax: the Issuer and the Guarantor will (other than in respect of any tax to which it is (or is aware that it will be) liable as at the Closing Date) promptly give notice to the Trustee if it is required by law to withhold or account for tax in respect of any payment due in respect of the Bonds.

10.26	Listing: the Guarantor will at all times use its reasonable endeavours to obtain and maintain the listing of the Common Shares on the American Stock Exchange or the Official List of the UK Listing Authority or, if it is unable to do so having used its reasonable endeavours, use its reasonable endeavours to obtain and maintain a quotation or listing of the Common Shares on such other stock exchange or exchanges or securities market or markets as the Guarantor may (with the prior written approval of the Trustee) decide and give notice of the identity of such other stock exchange or exchanges or securities market or markets to the Bondholders.

10.27	Payments: the Issuer and the Guarantor will (without prejudice to Condition 9) pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law. In that event, the appropriate withholding or deduction shall be made, and no additional amounts shall be payable by the Issuer or (as the case may be) the Guarantor to the Trustee (other than where the payments to the Trustee are in respect of its fees, costs and expenses and amounts payable on a full indemnity basis) to compensate for such withholding or deduction.

10.28	Merger etc: the Guarantor shall if it is a party to any transaction referred to in Condition 7.9 in which the Guarantor is not the continuing corporation, use its reasonable endeavours to obtain all consents which may be necessary or appropriate to enable the continuing corporation to give effect to the Conversion Rights.

10.29	Limited modification of rights: the Guarantor shall not modify the rights attaching to the Common Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to Common Shares but so that nothing in this Clause 10.29 shall prevent (i) a consolidation or subdivision of the Common Shares or the conversion of any Common Shares into stock or vice versa, (ii) a modification to the rights attaching to the Common Shares which the Guarantor can demonstrate, to the satisfaction of the Trustee, will not be materially prejudicial to the interests of the Bondholders, (iii) any issue of equity share capital where the issue of such equity share capital results (or would, but for the provisions of any other Conditions, otherwise result) in an adjustment of the Conversion Price, or (iv) any issue of equity share capital or modification of rights attaching to the Common Shares where prior thereto the Guarantor shall have instructed an independent financial adviser to determine in good faith what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such independent financial adviser shall have determined in good faith either that no adjustment is required or that an adjustment is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly).

11.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

11.1	Normal Remuneration: So long as any Bond is outstanding, the Issuer, failing whom the Guarantor, will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them in writing. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer, the Guarantor and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused upon due surrender (if so required) of such Bond, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

11.2	Extra Remuneration: (i) At any time after the occurrence of an Event of Default or Potential Event of Default; or (ii) if the Trustee (a) finds it expedient or necessary in the interests of Bondholders or (b) is requested by the Issuer or the Guarantor, in each case, to undertake duties which the Trustee and the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, then the Issuer, failing whom the Guarantor, will pay such additional remuneration to the Trustee as may be agreed between them.

11.3	Remuneration in absence of agreement: Failing agreement as to any of the matters in Clause 11.2 (or as to such sums referred to in Clause 11.1), an investment bank or any other person (acting as an expert) selected by the Trustee and approved by the Guarantor or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, shall determine the matters in Clause 11.2 (or such sums referred to in Clause 11.1) (as applicable) the expenses involved in such selection and approval and the fee of the relevant investment bank being borne by the Issuer, failing whom the Guarantor. The determination of the relevant investment bank will, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

11.4	Expenses: The Issuer, failing whom the Guarantor, will also pay or discharge all costs, charges, liabilities and expenses incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, registration, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer or the Guarantor for enforcing any obligation under this Trust Deed or the Bonds.

11.5	Payment of Expenses: All such costs, charges, liabilities and expenses incurred and payments made by the Trustee will be payable or reimbursable by the Issuer, failing whom the Guarantor on demand by the Trustee and:

(a)	in the case of payments made by the Trustee prior to such demand will carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of The Bank of New York on the date on which such payments were made by the Trustee; and

(b)	in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

11.6	Indemnity: Subject to Clause 13, the Issuer, failing whom the Guarantor, will on demand indemnify the Trustee in respect of all liabilities and expenses incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions. The Contracts (Rights of Third Parties) Act 1999 shall apply to this Clause 11.6.

11.7	Provisions Continuing: The provisions of Clauses 11.4, 11.5, 11.6 and 17 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and will survive the termination of this Trust Deed.

12.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

12.1	Advice: The Trustee may act on the opinion or advice of, or information obtained from, any lawyer, banker, valuer, broker, auctioneer, securities dealer, investment bank or other expert considered by the Trustee to be of good repute and will not be responsible to anyone for any loss occasioned by so acting whether such advice is obtained by or addressed to the Issuer, the Guarantor, the Trustee or any other person and whether or not that opinion, advice or information is subject to a limitation of liability, monetary cap or otherwise. Any such opinion, advice or information may be sent or obtained by letter, e-mail or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

12.2	Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed, the Guarantee and the Bonds.

12.3	Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

12.4	Certificate Signed by Directors: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer or the Guarantor signed by any two directors of the Issuer or the Guarantor on behalf of the Issuer or, as the case may be, the Guarantor as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

12.5	Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

12.6	Discretion of Trustee: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise.

12.7	Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.8	Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions.

12.9	Forged Bonds: The Trustee will not be liable to the Issuer, the Guarantor or any Bondholder by reason of having accepted as valid or not having rejected any Bond or entry on the Register purporting to be such and later found to be forged or not authentic.

12.10	Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial, price-sensitive or other information made available to the Trustee by the Issuer or the Guarantor.

12.11	Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders.

12.12	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

12.13	Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, the Guarantor and the Bondholders.

12.14	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the exchange of the Original Global Bond for Original Definitive Registered Bonds or the delivery of the Original Global Bond or any Original Definitive Registered Bond to the person(s) entitled to it or them.

12.15	Bonds held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer and the Guarantor under Clause 10.12) that no Bonds are for the time being beneficially held by or on behalf of the Issuer, the Guarantor or their respective Subsidiaries.

12.16	Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 16 or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, the Guarantor or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders. For the avoidance of doubt, the Trustee shall not at any time have regard to the interests of the holders of the Common Shares.

12.17	No Responsibility for Share Value: The Trustee shall not at any time be under any duty or responsibility to any Bondholder or to any other person to (i) monitor or take any steps to ascertain whether any facts exist or may exist, which may require an adjustment to the Conversion Price or (ii) review either the nature or extent of any such adjustment when made or the method employed in making any such adjustment pursuant to the provisions of this Trust Deed. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Common Shares or other shares or any other securities, property or cash, which may at any time be made available or delivered in the exercise of any Conversion Right and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Guarantor to make available or deliver any Common Shares or other shares or share certificates or other securities in respect of any Bond or of the Issuer or the Guarantor to comply with any of the covenants contained in this Trust Deed or the Guarantee.

12.18	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

12.19	Responsibility for agents etc.: If the Trustee exercises due care in selecting any custodian, agent, delegate or nominee which it believes to be of good repute appointed under this Trust Deed (an “Appointee"), it will not have any obligation to supervise the Appointee or to be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.20	Clearing Systems: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by a Global Bond standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

12.21	Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby.

12.22	Expenses: The Trustee shall not be bound to take any action in connection with this Trust Deed or the Conditions or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer or the Guarantor will be able to indemnify and/or secure it against any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever which may be incurred in connection with such action.

12.23	Illegality: No provision of this Trust Deed shall require the Trustee to do anything which may (i) in its opinion based on advice received by it, be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any expense, loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever is not assured to it.

12.24	Investigation: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

12.25	Refrain from action: The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.

12.26	Experts and Auditors: Any certificate or report of any expert or Auditor called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

12.27	Consideration of Circumstances: where it is necessary for the Trustee to consider whether one of the events in Condition 10 is or is not materially prejudicial to the interests of Bondholders or when deciding how to exercise its discretion under Condition 10 to give notice to the Company that the Bonds are due and repayable, the Trustee shall have regard only to the ability of the Issuer and/or the Guarantor to pay principal and interest in relation to the Bonds and not to the Conversion Rights or their value and the Trustee shall have no liability to any Bondholder for doing so.

12.28	Trustee’s Consent: Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may reasonably require.

12.29	Professional Charges: Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all proper usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

13.	TRUSTEE LIABLE FOR NEGLIGENCE

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, negligence or wilful default of which it may be guilty.

14.	ENFORCEMENT, MODIFICATION AND WAIVER AND PROOF OF DEFAULT

14.1	Modification and Waiver: The Trustee may agree, without the consent of the Bondholders, to any modification of or to the waiver or authorisation of any breach or proposed breach of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, the Conditions, or the Guarantee or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default shall not be treated as such (provided that the Trustee will not do so in contravention of an express direction given by Extraordinary Resolution or a request made pursuant to Condition 10), where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders so to do or may agree, and without any such consent as aforesaid, to any modification which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, authorisation, determination or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification, authorisation, determination or waiver shall be notified to the Bondholders promptly in accordance with Condition 17.

14.2	Proof of Default: If it is proved that as regards any specified Bond the Issuer or the Guarantor has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

14.3	Legal Proceedings: At any time after the Bonds have become due and payable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer or the Guarantor as it may think fit to recover any amounts due in respect of the Bonds and to enforce the provisions of this Trust Deed or the Conditions, but it will not be bound to take any such proceeding unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one quarter in principal amount of the Bonds then outstanding; and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Bondholders. Only the Trustee may enforce the provisions of the Bonds or this Trust Deed and no Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15.	TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and any other person, whether or not acting for itself may acquire, hold or dispose of, any Bond or any Common Shares or other securities (or any interest therein) of the Issuer or the Guarantor or any other person with the same rights as it would have had if the Trustee were not Trustee and may enter into or be interested in any contracts or transactions with the Issuer, the Guarantor, or any such person may act on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or the Guarantor or any such person and will not be liable to account for any profit.

16.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

16.1	Appointment: Subject as provided in Clause 16.2 below, the Issuer has the power of appointing a new trustee or trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer, failing whom the Guarantor, to the Bondholders and the Paying, Transfer and Conversion Agent as soon as practicable.

16.2	Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 16.2, the Issuer and/or the Guarantor will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period or within three months of such Extraordinary Resolution, the Trustee shall have the power to appoint a new Trustee.

16.3	Co-Trustees: The Trustee may, despite Clause 16.1, by notice in writing to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Bondholders; or

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer or the Guarantor of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and the Guarantor and such person remove any person so appointed. At the request of the Trustee, the Issuer and the Guarantor will do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

16.5	Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 16, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

17.	CURRENCY INDEMNITY

17.1	Currency of Account and Payment: U.S. dollars or, in relation to Clause 11, pounds sterling, (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer and the Guarantor under or in connection with this Trust Deed and the Bonds, including damages.

17.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer, the Guarantor or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or Guarantor will only discharge the Issuer or, as the case may be, the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer, failing whom the Guarantor, will indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing whom the Guarantor will indemnify the recipient against the cost of making any such purchase.

17.4	Indemnity separate: The indemnities in this Clause 17 and in Clause 11.6 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds or any other judgment or order.

18.	COMMUNICATIONS

Any communication shall be by letter or facsimile transmission:
in the case of the Issuer, to it at:
Address:	560A, rue de Neudorf L-2220, Luxembourg
Fax no.: Attention:	(713) 307 8794 Mike Kirksey

with a copy to the Guarantor

in the case of the Guarantor, to it at:

Address:	1000 Main Street Suite 3300 Houston Texas 77002 United States of America
Fax no.:	(713) 307 8742
Attention:	Karen Paganis Vice-President – Legal and Corporate Secretary
and in the case of the Trustee, to it at:
Address:	BNY Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom
Fax no.:	+44 207 964 2536
Attention:	Trustee Administration Services

or to such other address, facsimile number or attention details as shall have been notified (in accordance with this Clause 19) to the other parties hereto. Communications will take effect, in the case of delivery, when delivered or, in the case of facsimile transmission, when despatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

19.	GOVERNING LAW AND JURISDICTION

19.1	Governing Law: This Trust Deed shall be governed by and construed in accordance with English law.

19.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed, the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings") may be brought in such courts. The Issuer and the Guarantor irrevocably submit to the jurisdiction of such courts and waive any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3	Service of Process: The Issuer and the Guarantor irrevocably appoint Endeavour Energy UK Limited at its registered office at Vinson & Elkins L.L.P. City Point, 33rd Floor One Ropemaker Street, London EC2Y 9UE as its authorised agent for service of process in England in relation to Proceedings. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

20.	COUNTERPARTS

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

21.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement except to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

22.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SCHEDULE 1

Form of Original Definitive Registered Bond

On the front:

ISIN: XS0342120747

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 (INCLUDING PRELIMINARY NOTES) OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS.

ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.

(incorporated with limited liability under the laws of the Grand Duchy of Luxembourg)

ENDEAVOUR INTERNATIONAL CORPORATION

(Incorporated under the laws of the state of Nevada)

U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014

This Bond is a Definitive Registered Bond and forms part of a series designated as specified in the title (the “Bonds") of Endeavour Energy Luxembourg S.a.r.l. (the “Issuer") and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions") set out on the reverse hereof.

The Issuer hereby certifies that [     ] is/are, at the date hereof, entered in the Register as the holder(s) of Bonds in the principal amount of U.S.$[     ]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Definitive Registered Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this certificate are convertible into common shares of par value of U.S.$0.001 in Endeavour International Corporation (the “Guarantor") subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bonds in respect of which this certificate is issued and by acceptance hereof each holder agrees to be subject to and bound by the terms and provisions set forth in each such legend.

This Definitive Registered Bond is evidence of entitlement only. Title to Registered Bonds passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Bond.

This Definitive Registered Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Definitive Registered Bond is governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated [     ]

...........................

By:
Name: Mike Kirksey
Title: Category A Manager

For and on behalf of

ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.

This Registered Bond is authenticated by

or on behalf of the Registrar without warranty, recourse or liability

By:

Authorised Signatory

On the back:

Terms and Conditions

TERMS AND CONDITIONS OF THE BONDS

The issue of the U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 (the “Bonds", which term shall, unless otherwise indicated, include any further bonds issued pursuant to Condition 18 (Further Issues) and consolidated and forming a single series therewith) was (save in respect of any such further bonds) authorised by a resolution of the board of directors of Endeavour Energy Luxembourg S.à.r.l. (the “Issuer") passed on 23 January 2008. The giving of the guarantee (the “Guarantee") by Endeavour International Corporation (the “Guarantor”) in respect of the Bonds was authorised by a resolution of the Board of Directors of the Guarantor passed on 18 January 2008.

The Bonds are constituted by a trust deed dated 24 January 2008 (the “Trust Deed") between the Issuer, the Guarantor and BNY Corporate Trustee Services Limited (the “Trustee", which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions") are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds in both global and definitive form. The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 24 January 2008 (the “Agency Agreement") relating to the Bonds between the Issuer, the Guarantor, the Trustee and The Bank of New York in its capacity as paying, transfer and conversion agent (the “Paying, Transfer and Conversion Agent", which expression shall include any successor as paying, transfer and conversion agent under the Agency Agreement) and The Bank of New York in its capacity as registrar (the “Registrar” which expression shall include any successor registrar under the Agency Agreement.

Capitalised terms used but not defined in these Conditions shall have the meanings ascribed to them in the Trust Deed unless, in any case, the context otherwise requires or unless otherwise stated.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Bonds are in registered form, serially numbered in initial principal amounts of U.S.$1,000 and integral multiples thereof (each an “Authorised Denomination") without coupons attached. The Bonds will initially be represented by a global bond in registered form (the “Global Bond"). The Global Bond will be issued in registered form and thereafter in accordance with the Conditions and may be exchangeable in limited circumstances into definitive Bonds in registered form. Bonds in definitive form (if any) will be issued only upon exchange of interests in the Global Bond in the limited circumstances described in the Global Bond.

The Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Bonds in definitive form if the Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System") and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Paying, Transfer and Conversion Agent; and a certificate to such effect signed by two directors of the Issuer is delivered to the Trustee. Thereupon the holder of the Global Bond may give notice to the Trustee and the Paying, Transfer and Conversion Agent, of its intention to exchange the Global Bond for Bonds in definitive form on or after the Exchange Date specified in the notice.

On or after the Exchange Date, the holder of the Global Bond may surrender it to or to the order of the Registrar. In exchange for a Global Bond, the Issuer shall deliver, or procure to delivery of, an equal aggregate principal amount of duly executed and authenticated Bonds in definitive form.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given (as specified in such notice) and on which banks are open for business in the city in which the specified office of the Registrar is located.

Except as otherwise described herein, each Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Bonds in definitive form, its holder shall be entitled to the same benefits as if it were the holder of the Bonds in definitive form for which is may be exchanged and as if such Bonds in definitive form had been issued on the date of the Global Bond.

Notwithstanding any other provision hereof, the Bonds will be issued in, registered form and imprinted with the legend described below, which shall remain on such Bonds until (i) at least one year has elapsed from the date of issuance of the Bonds, (ii) the holder has delivered to the Issuer an opinion of counsel satisfactory to the Issuer to the effect that the legend on the Bonds may be removed under the U.S. Securities Act of 1933 (the “Securities Act”), or (iii) the Issuer has determined otherwise in compliance with applicable law: “THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 (INCLUDING PRELIMINARY NOTES) OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS.

1.2	Title

Title to the Bonds will pass by transfer and registration (as described in Conditions 4 (Registration) and 5 (Transfer of Bonds)). The Issuer, the Guarantor, the Trustee, the Registrar and the Paying, Transfer and Conversion Agent will (except as otherwise required by law) deem and treat the holder of any Bond as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof or that of the related certificate as appropriate or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) for all purposes. If the Bonds are to be transferred to any person, the prior written consent of the Issuer shall be obtained, such consent not to be unreasonably withheld or delayed, so as to comply at all times with the prohibition imposed on the Issuer by Article 188 of the Luxembourg law of 10 August 1915 concerning commercial companies with respect to public issues of bonds.

2.	STATUS, GUARANTEE AND NEGATIVE PLEDGE

2.1	Status

The Bonds constitute senior, unsubordinated, direct, unconditional and (subject to Condition 2.3 (Negative Pledge)) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable law that are both mandatory and of general application, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

2.2	Guarantee

The payment of all amounts payable in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed. The obligations of the Guarantor under the Guarantee constitute senior, unsubordinated, direct, unconditional and (subject to Condition 2.3 (Negative Pledge)) unsecured obligations of the Guarantor and shall, save for such exceptions as may be provided by applicable law that are both mandatory and of general application, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

2.3	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), neither the Issuer nor the Guarantor will create, incur, assume or permit to subsist any security upon the whole or part of its assets or reserves to secure (i) any Relevant Debt; or (ii) any guarantees in respect of any Relevant Debt, without at the same time or prior thereto securing the Bonds equally and rateably therewith to the satisfaction of the Trustee or providing such other security for the Bonds as the Trustee in its absolute discretion shall deem not to be materially less beneficial to the Bondholders or which shall be approved by an Extraordinary Resolution of Bondholders.

3.	DEFINITIONS

In these Conditions:

“Authorised Denomination” has the meaning provided in Condition 1.1 (Form and Denomination).

“Board of Directors” means the Board of Directors of the Guarantor.

“Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Register.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in such place.

“Capital Stock” of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

"Cash Equivalent” has the meaning given in Condition 11.3.

A “Change of Control” of the Guarantor shall be deemed to have occurred at such time after the Closing Date as any of the following events shall occur:

(i)	any “person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50 per cent. or more of the total voting power of the total outstanding Voting Stock of the Guarantor other than an acquisition by the Guarantor, any of its Subsidiaries or any employee benefit plans of the Guarantor; or

(ii)	the Guarantor consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Guarantor other than:

(A)	any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Guarantor and (2) pursuant to which holders of the Capital Stock of the Guarantor immediately prior to the transaction are entitled to exercise, directly or indirectly, 50 per cent. or more of the total voting power of all shares of the Capital Stock of the Guarantor entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

(B)	any merger for the purpose of changing the Guarantor’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common stock of the surviving entity; or

(C)	any transaction in which all of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Bonds become convertible solely into such common stock, or

(iii)	during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Guarantor, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv)	the stockholders of the Guarantor pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of the Guarantor’s stockholders are required under applicable law to cause a liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Exchange Act. The term “person” includes any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

“Change of Control Early Redemption Date” has the meaning given in Condition 8.2(c).

“Change of Control Period” means the period commencing on the day on which the Issuer or the Guarantor, as the case may be, gives a Change of Control Notice to Bondholders in accordance with Condition 11.2, and ending on (and including) the 30th day thereafter.

“Change of Control Redemption Price” means, in respect of each Bond of the Authorised Denomination, the greater of:

(i)	the number of Common Shares which the holder would have been entitled to receive had the holder exercised its Conversion Right in respect of such Bond immediately prior to such Change of Control multiplied by the price of the Common Shares tendered in the Change of Control; and

(ii)	an amount equal to the greater of:

(A)	115 per cent. of the amount which is equal to the sum of Outstanding Principal Amount of the Bond of the Authorised Denomination and the interest that has accrued on such Bond from (and including) the most recent Interest Capitalisation Date (or if none, the Closing Date) to (but excluding) the Change of Control Early Redemption Date; and

(B)	the Internal Rate of Return Threshold,

where “Internal Rate of Return Threshold” means in respect of each Bond with an initial principal amount of U.S.$1,000 on the Closing Date, an amount equal to (a) the Outstanding Principal Amount of the Bond and any interest accrued on such Bond from (and including) the most recent Interest Capitalisation Date (or if none, the Closing Date) to (but excluding) the Change of Control Early Redemption Date plus (b) an amount sufficient to generate a 15 per cent. pre-tax annual internal rate of return on such U.S.$1,000 from the Closing Date to (and including) the Change of Control Early Redemption Date,

PROVIDED that if Change of Control Redemption Date falls on any day which is after 30 months following the Closing Date, then the applicable Change of Control Redemption Price will be the greater of (i) and (ii)(B) above.

“Closing Date” means a date on or about 24 January 2008.

“Closing Price” of any security on any date of determination means:

(1)	the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the American Stock Exchange on such date;

(2)	if such security is not listed for trading on the American Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3)	if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ Stock Market, or if such security is not listed on the NASDAQ Stock Market, the closing sale price as reported by the Nasdaq OTC Bulletin Board service (f/k/a NASDAQ Over-the-Counter Bulletin Board);

(4)	if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the Pink Sheets LLC (f/k/a National Quotation Bureau) or similar organization; or

(5)	if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Guarantor.

“Common Shares” means shares of the common stock with par value U.S.$0.001 in the capital of the Guarantor, authorised as at the Closing Date.

“Conversion Date” has the meaning provided in Condition 7.2(a).

“Conversion Notice” has the meaning provided in Condition 7.2(a).

“Conversion Price” has the meaning provided in Condition 7.1(b).

“Conversion Right” has the meaning provided in Condition 7.1(a).

“Convertible Securities” means any stock or security convertible into or exchangeable for Common Shares.

“Excluded Shares” means (a) Common Shares issuable upon conversion of the Bonds or issuable in payment of any interest in respect of the Bonds, (b) Common Shares issued upon the exercise of options therefor issued to officers, directors, employees or consultants of the Guarantor pursuant to a stock option plan existing as of the Closing Date or thereafter approved by the stockholders of the Guarantor, (c) Common Shares issued other than for capital raising purposes to an individual, not previously an officer, director or employee of the Guarantor as an inducement material to such individual entering into employment with the Guarantor, (d) Common Shares issuable upon the exercise or conversion of any Options or Convertible Securities outstanding as of the Closing Date (provided that such exercise or conversion occurs in accordance with the terms thereof, without modification or amendment and at the exercise or conversion price or ratio in effect immediately prior to the Closing Date), (e) Common Shares sold by the Guarantor solely for the purpose of raising funds necessary to satisfy the Guarantor’s tax withholding obligations under applicable federal and state tax law arising as a result of the payment of dividends on the Series C Preferred Stock in the form of Common Shares, and (f) other securities designated as “Excluded Shares” by the holders of a majority in principal amount of the Bonds.

“Extraordinary Resolution” has the meaning provided in the Trust Deed.

“Group” means the Guarantor and its Subsidiaries.

“Interest Capitalisation Date” has the meaning provided in Condition 6.1 (Interest Rate).

“Market Price” has the meaning provided in Condition 7.2(c).

“Material Subsidiary” means any direct or indirect Subsidiary of the Guarantor that meets any of the following conditions:

(1)	the Guarantor’s and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10 per cent. of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(2)	the Guarantor’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceed 10 per cent. of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(3)	the Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceed 10 per cent. of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed fiscal year.

“Maturity Date” means 24 January 2014.

“Options” means any options, warrants or other rights to subscribe for or to purchase, or any options for the purchase of, any Common Shares or Convertible Securities.

“Outstanding Principal Amount” means, at any time, the aggregate principal amount outstanding of the Bonds, including any amount which has been capitalised in accordance with Condition 6.1 and “Outstanding Principal Amount of the Bond” means at any time the Authorised Denomination plus any amount which has been capitalised in accordance with Condition 6.1.

“Project Finance Indebtedness” means any indebtedness (other than such indebtedness incurred by the Guarantor) incurred to finance the ownership, acquisition, construction, development and/or operation of an asset or portfolio of assets in respect of which the person or persons to whom such indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) have no recourse whatsoever to any member of the Group for the repayment of or a payment of any sum relating to such indebtedness other than:

(a)	recourse to such borrower for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such assets; and/or

(b)	recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any encumbrance given by such borrower over such assets or the income, cash flow or other proceeds deriving therefrom to secure such indebtedness or any encumbrance given by any holding company of the borrower over any equity in the borrower (except where, in relation to the grant of any encumbrance over the equity in the borrower, the borrower is a Material Subsidiary or is a Subsidiary of the Guarantor (other than a Subsidiary which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, financing, development and/or operation of an asset or a portfolio of assets and the indebtedness (in respect of which such encumbrance has been granted) has been incurred in connection with the financing of the ownership, acquisition, development and/or operation of such asset or portfolio of assets)) or any recourse referred to in (c) below, provided that (A) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement; and (B) such person or persons is or are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

(c)	recourse to such borrower generally or directly or indirectly to a member of the Group (other than the Guarantor or a Material Subsidiary) under, in each case, any form of completion guarantee, assurance or undertaking, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; and/or

(d)	recourse to another member of the Group (including the Guarantor) in respect of any contractual commitment to provide equity or subordinated debt or in respect of letters of credit or guarantees relating to any such equity commitment or subordinated debt and in each case were entered into as an initial and integral part of such Project Finance Indebtedness.

“Put Option Redemption Date” has the meaning provided in Condition 8.2.

“Record Date” means, in respect of a payment, the seventh London business day before the due date for the relevant payment.

“Register” has the meaning provided in Condition 4 (Registration).

“Relevant Date” means, in respect of any Bond the date on which said payment first becomes due except that, if the full amount of the moneys payable has not been duly received by the Paying, Transfer and Conversion Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Bondholders in accordance with Condition 17.

"Relevant Debt” means, any present or future indebtedness of the Issuer or the Guarantor or any other person in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which have an original maturity of more than one year from its date of issue and which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in or on any stock exchange over the counter or other securities market but excluding Project Finance Indebtedness.

“Series C Conversion Price” means the Conversion Price as defined in the Certificate of Designation of the Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Preferred Stock, par value U.S.$0.0001 per             shares, of the Guarantor.

"Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Guarantor, by one or more Subsidiaries of the Guarantor or by the Guarantor and one or more Subsidiaries of the Guarantor, (ii) a partnership in which the Guarantor or a Subsidiary of the Guarantor holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Guarantor, a Subsidiary of the Guarantor or the Guarantor and one or more Subsidiaries of the Guarantor, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“Target Price” is U.S.$2.36, subject to any adjustments to the Conversion Price pursuant to Conditions 7.2(c) (i) and (ii).

“Trading Day” means a day during which trading in Common Shares generally occurs on the American Stock Exchange or, if the Common Shares are not listed on the American Stock Exchange, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the NASDAQ Stock Market or, if the Common Shares are not quoted on the NASDAQ Stock Market, on the principal other market on which the Common Shares are then traded.

“Voting Stock” means with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such person.

4.	REGISTRATION

The Issuer will cause a register (the “Register") to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds. In the event definitive Bonds are issued, holders of Bonds will be entitled to receive only one Bond in respect of their respective holdings.

5.	TRANSFER OF BONDS

5.1	Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 1.2 (Title), 5.2 (Formalities Free of Charge) and 5.3 (Closed Periods), be transferred in whole or in part in an Authorised Denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or the Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will, within seven Business Days (as defined below) of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary uninsured mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by ordinary uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

The Bonds have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such purchaser except (a) (i) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Prior to one year after the issuance of the Bonds by the Issuer, every purchaser of Bonds will be required to certify either that it (i) is not a “US Person” within the meaning of Regulation S and is not acquiring the securities for the account or benefit of any such US Person or (ii) is a US Person who purchased securities in a transaction that did not require registration under the Securities Act. Further, every purchaser of the Bonds will be required to agree to resell such Bonds only (i) in certain transactions deemed offshore from the United States in accordance with the requirements of Regulation S, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration.

Prior to any proposed transfer of Bonds other than pursuant to an effective registration statement under the Securities Act, the transferee of Bonds will be required to provide certifications and other documentation relating to the non-US Person status of such transferee, and the transferor or transferor will be required to supply an opinion of counsel, satisfactory to the Company, to the effect that the transfer is in compliance with the registration requirements of the Securities Act and any applicable securities law of a state of the United States, unless the company determines otherwise in accordance with applicable law.

5.2	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

5.3	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 calendar days immediately prior to the Maturity Date; or (ii) in respect of which a Conversion Notice (as defined in Condition 7.2(a)) has been delivered in accordance with Condition 7.2(a); or (iii) in respect of which a holder has exercised its right to require the Issuer to redeem the Bonds pursuant to Condition 8.2.

5.4	Business Day

In this Condition 5, “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of the specified office of the Registrar.

Bonds represented by the Global Bond are transferable in accordance with the rules and procedures for the time being of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) as appropriate.

6.	INTEREST

6.1	Interest Rate

Subject as provided below, the Bonds bear interest from and including the Closing Date at the rate of 11.5 per cent. per annum calculated by reference to the principal amount thereof and which will be capitalised by adding to the Outstanding Principal Amount from time to time of the Bonds quarterly in arrear on 31 March, 30 June, 30 September and 31 December in each year (each an “Interest Capitalisation Date"), commencing on the Interest Capitalisation Date falling on 31 March 2008 (the “First Capitalisation Date”). The amount of interest per Authorised Denomination capitalised on the First Capitalisation Date will be in respect of the period from (and including) the Closing Date to (but excluding) the First Capitalisation Date and will amount to U.S.$21.72. The amount of interest per Authorised Denomination capitalised in respect of the last Interest Period from (and including) 31 December 2013 to (but excluding) the Maturity Date will amount to U.S.$15.03.

Where interest is required to be calculated for any period which is not an Interest Period it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed. All references in these Conditions to principal shall include interest which has been capitalised in accordance with this Condition 6.1.

The Issuer shall notify the Bondholders in writing on or around each date which is an Interest Capitalisation Date that it consents to the capitalisation of interest that has accrued for the preceding Interest Period.

Notwithstanding the provisions of the previous paragraph, the Bonds shall cease to bear interest from 24 January 2012 (the fourth anniversary of the Closing Date) if by such date the weighted average Closing Price of the Common Shares during 10 consecutive business days in a period of 20 consecutive business days prior to 24 January 2012 is over U.S.$6.00 per Common Share (taking into account any adjustments for amalgamations, consolidation or reverse stock splits with respect to the Common Shares).

“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Capitalisation Date and each successive period beginning on (and including) an Interest Capitalisation Date and ending on (but excluding) the next succeeding Interest Capitalisation Date.

The table below shows the capitalisation of interest for each U.S.$1,000 Authorised Denomination from the Closing Date to the Maturity Date, assuming that the Bonds are not redeemed or converted prior to the Maturity Date in accordance with these Conditions:

	Interest Capitalisation Date	Outstanding Principal Amount per Authorised Denomination
Closing Date
31 March 2008
30 June 2008
30 September 2008
31 December 2008
31 March 2009
30 June 2009
30 September 2009
31 December 2009
31 March 2010
30 June 2010
30 September 2010
31 December 2010
31 March 2011
30 June 2011
30 September 2011
31 December 2011
31 March 2012
30 June 2012
30 September 2012
31 December 2012
31 March 2013
30 June 2013
30 September 2013
30 December 2013
24 January 2014	U.S.$1,000
1,021.72
1,051.10
1,081.32
1,112.40
1,144.39
1,177.29
1,211.13
1,245.95
1,281.77
1,318.63
1,356.54
1,395.54
1,435.66
1,476.93
1,519.40
1,563.08
1,608.02
1,654.25
1,701.81
1,750.73
1,801.07
1,852.85
1,906.12
1,960.92
1,975.95
6.2	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, on the relevant Conversion Date; or (ii) in the case of a redemption of the Bonds, from the due date for redemption thereof unless, upon due presentation thereof, payment of the principal amount of the Bonds is improperly withheld or refused, and in such event interest will continue to accrue at the rate specified in Condition 6.1 (Interest Rate) (both before and after judgement) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder; and (b) the day seven days after the Trustee or the Paying, Transfer and Conversion Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

7.	CONVERSION

7.1	Conversion Price

(a)	Subject to and upon compliance with the provisions of this Condition 7, at the option of the holder thereof, any Bond or any portion of the principal amount thereof which is U.S.$1,000 or an integral multiple of U.S.$1,000 may be converted at the principal amount thereof together with accrued interest capitalised to the Conversion Date (as defined below), or of such portion thereof, into duly authorised, fully paid and nonassessable Common Shares, at the Conversion Price, determined as provided below, in effect at the time of conversion. Such conversion right (the “Conversion Right”) shall commence on the day falling one month after the issue of the Bonds and shall expire at the close of business on the day which is 15 business days prior to the Maturity Date. In the case of a Change of Control for which the holder exercises its put right with respect to a Bond or portion thereof, such Conversion Right in respect of the Bond or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Early Redemption Date.

(b)	The number of Common Shares which shall be delivered upon conversion per U.S.$1,000 principal amount of the Bonds shall be determined by dividing the sum of (1) the Outstanding Principal Amount of the Bond and (2) the amount of interest accrued from (and including) the most recent Interest Capitalisation Date (or if none, the Closing Date) up to (but excluding) the Conversion Date (as defined below) by the Conversion Price then in effect. The initial Conversion Price in effect on the Closing Date is U.S.$2.36. The Conversion Price is subject to adjustments in certain instances as provided in Condition 7.2(c).

7.2	Conversion Rights

(a)	Exercise of Conversion Right

To exercise the Conversion Right, the holder of any Bond to be converted shall surrender such Bond at the specified office of the Paying, Transfer and Conversion Agent, accompanied by a duly signed conversion notice (a “Conversion Notice") substantially in the form attached to the Agency Agreement to the Issuer and copied to Guarantor stating that the holder elects to convert such Bond or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. The date of such surrender is the “Conversion Date” in respect of such Bond for the purposes of these Conditions.

Bonds shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Bonds for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such Bonds as holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

As promptly as practicable on or after the Conversion Date, the Issuer shall either (i) cause to be issued and delivered to such Paying, Transfer and Conversion Agent a certificate or certificates for the full number of Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Condition 7.2(b) below; or (ii) cause the Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Condition 7.2(b) below, to be deposited in book-entry form with, or on behalf of, The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC for the account of Euroclear or Clearstream, Luxembourg.

Where a Conversion Right is exercised in respect of a part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties or other governmental charges payable in connection therewith and the Registrar will within seven Business Days (as defined in Condition 5) following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if posted at the request of the Bondholder otherwise than by ordinary uninsured mail, at the expense of the Bondholder) post the new Bond by ordinary uninsured mail to such address as the Bondholder may request.

For so long as the Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions) may be exercised at any time during the Conversion Period by the presentation to or to the order of the Paying, Transfer and Conversion Agent of a Global Bond for appropriate notation, together with one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest.

Notwithstanding any other provision hereof, each person seeking to convert a Bond into Common Shares will be required to give either (A) written certification that it is not a US Person and the Bonds are not being converted on behalf of a US Person; or (B) a written opinion of counsel to the effect that the Bonds and the securities delivered upon conversion thereof have been registered under the Securities Act or are exempt from registration thereunder. The purchaser further acknowledges and agrees that the Bonds may not be converted in the United States, and the securities may not be delivered in the United States upon conversion, other than in offerings deemed to meet the definition of “offshore transaction” in Rule 902(h) of SEC Regulation S, unless registered under the Securities Act or an exemption from registration is available.

The Common Shares will be issued in physical, certificated form and the certificates representing the Common Shares will bear a restrictive legend to the following effect, unless the issuer thereof determines otherwise in compliance with applicable law: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 (INCLUDING PRELIMINARY NOTES) OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b)	Fractions of Shares

No fractional shares of Common Shares shall be issued upon conversion of any Bond or Bonds. If more than one Bond shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the Outstanding Principal Amount of the Bonds (or specified portions thereof) so surrendered. Instead of any fractional share of Common Share which would otherwise be issued upon conversion of any Bond or Bonds (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the quoted price of the Common Shares as of the Trading Day preceding the date of conversion.

(c)	Adjustment of Conversion Price

The Conversion Price shall be subject to adjustments, calculated by the Guarantor, from time to time as set out below.

(i)	In case the Guarantor shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date fixed for such determination, and

(B)	the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. For the purpose of this paragraph (i), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Guarantor. The Guarantor will not pay any dividend or make any distribution on Common Shares held in the treasury of the Guarantor. If any dividend or distribution of the type described in this Condition 7.2(c)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii)	In case the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iii)	In case the Guarantor shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Shares at a price per share less than the Closing Price on the Trading Day immediately preceding the time of announcement of such issuance (“Market Price"), or issue Common Shares either by way of a scrip dividend, or otherwise at a price below $2.36, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such Record Date by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so issued or offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Market Price, and

(B)	the denominator of which shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so issued or offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights, warrants or Common Shares. To the extent that Common Shares (or securities convertible into Common Shares) are not delivered pursuant to such rights, warrants or Common Shares, upon the expiration or termination of such rights, warrants or Common Shares the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants or Common Shares been made on the basis of the delivery of only the number of Common Shares (or securities convertible into Common Shares) actually delivered. In the event that such rights, warrants or Common Shares are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date had not been fixed. In determining whether any rights, warrants or issuance of Common Shares entitle the holders to subscribe for, purchase or receive Common Shares at less than such Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights, warrants or entitlement to receive such Common Shares and any amount payable on exercise or conversion thereof, the value of such consideration if other than cash, to be determined by the Board of Directors.

(iv)	Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Condition 7.2(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Condition 7.2(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors. For purposes of this Condition 7.2(c):

(A)	“fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(B)	“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

To the extent permitted by applicable law, the Guarantor from time to time may increase the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Guarantor, which determination shall be conclusive and set forth in a Board Resolution (as defined in the Trust Deed). Whenever the Conversion Price is increased pursuant to the preceding sentence, the Guarantor shall mail to the Trustee and each holder at the address of such holder as it appears in the Register a notice of the increase at least 15 days prior to the date the increased Conversion Price takes effect, and such notice shall state the increased Conversion Price and the period during which it will be in effect.

(v)	No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1 per cent. in such rate; provided, however, that any adjustments which by reason of this Condition 7.2(c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Condition 7 shall be made by the Guarantor and shall be made to the nearest one hundredth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

(vi)	In any case in which this Condition 7.2(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Guarantor may defer until the occurrence of such event (i) issuing to the holder of any Bond converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Condition 7.2(b).

(vii)	For purposes of this Condition 7.2(c), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(viii)	Notwithstanding anything to the contrary in the Bonds, there shall be no adjustment to the Conversion Price (as defined herein) (i) to the extent that such adjustment would effect a reduction in the Series C Conversion Price or (ii) as a result of the issuance of Excluded Shares.

7.3	Notice of Adjustments of Conversion Price

Whenever the Conversion Price is adjusted as herein provided, the Guarantor shall promptly file with the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. The Trustee shall be entitled to rely on the contents of such Officers’ Certificate without further investigation or enquiry, and without incurring liability to any person who suffers any loss as a result of reliance on such Officers’ Certificate. Promptly after delivery of such Officers’ Certificate, the Guarantor shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall cause such notice to be posted to each holder at the address of such holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

7.4	Notice Prior to Certain Actions

(a)	In case at any time after the Closing Date:

(i)	the Guarantor shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(ii)	the Guarantor shall authorise the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

(iii)	there shall occur any reclassification of the Common Shares of the Guarantor (other than a subdivision or combination of its outstanding Common Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Guarantor; or

(iv)	there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

the Guarantor shall cause to be filed at each office or agency maintained for the purpose of conversion of Bonds, and shall cause to be provided to the Trustee and all holders in accordance with Condition 17 (Notices), at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date specified in (A) or, as the case may be, (B) below a notice stating:

(A)	the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

(B)	the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in this Condition 7.4.

7.5	Guarantor to Reserve Common Shares

The Guarantor shall at all times reserve and keep available, free from pre-emptive rights, out of its authorised but unissued Common Shares, for the purpose of effecting the conversion of Bonds, the full number of fully paid and nonassessable Common Shares then issuable upon the conversion of all Bonds outstanding.

7.6	Taxes on Conversions

The Guarantor will pay any and all taxes (other than taxes on income) and duties that may be payable in the United States in respect of the issue or delivery of Common Shares on conversion of Bonds pursuant hereto. A holder delivering a Bond for conversion shall be liable for and will be required to pay any other tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder of the Bond or Bonds to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Guarantor the amount of any such tax or duty, or has established to the satisfaction of the Guarantor that such tax or duty has been paid.

7.7	Covenant as to Common Shares

The Guarantor covenants that all Common Shares which may be issued upon conversion of Bonds will upon issue be fully paid and nonassessable and, except as provided in Condition 7.6 (Taxes on Conversion), the Guarantor will pay all taxes, liens and charges with respect to the issue thereof.

7.8	Cancellation of Converted Bonds

All Bonds delivered for conversion shall be delivered to the Paying, Transfer and Conversion Agent to be cancelled by or at the direction of the Trustee, which shall dispose of any such Bonds as provided in the Trust Deed.

7.9	Effect of Reclassification, Consolidation, Merger or Sale

(a)	If any of following events occur, namely:

(i)	any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii)	any merger, consolidation, statutory share exchange or combination of the Guarantor with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares or

(iii)	any sale or conveyance of all or substantially all the properties and assets of the Guarantor to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, the Guarantor or the successor or purchasing corporation, as the case may be, shall execute with the Trustee and the Guarantor a supplemental trust deed providing that such Bond shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Bonds been converted into Common Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“Non-Electing Share"), then for the purposes of this Condition 7.9 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental trust deed shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Condition 7. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes             shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental trust deed shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Bonds as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the redemption rights set out in Condition 8.2(a).

The Guarantor shall cause notice of the execution of such supplemental trust deed to be mailed to each holder, at the address of such holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental trust deed.

The above provisions of this Condition 7.9 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

7.10	If this Condition 7.9 applies to any event or occurrence, Condition 7.2(c) shall not apply. Responsibility of Trustee for Conversion Provisions

The Trustee, and the Paying, Transfer and Conversion Agent shall not at any time be under any duty or responsibility to any holder of Bonds to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental trust deed provided to be employed, in making the same. Neither the Trustee, nor the Paying, Transfer and Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Bond; and it or they do not make any representation with respect thereto. Neither the Trustee, nor the Paying, Transfer and Conversion Agent shall be responsible for any failure of the Guarantor to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Bond for the purpose of conversion; and neither the Trustee nor the Paying, Transfer and Conversion Agent shall be responsible or liable for any failure of the Guarantor to comply with any of the covenants of the Guarantor contained in this Condition 7.

7.11	Purchase or Redemption by the Guarantor of its Own Shares

Subject to these Conditions, the Guarantor or any Subsidiary of the Guarantor may exercise such rights as it may from time to time enjoy to purchase, redeem or buy back any shares of the Guarantor (including Common Shares) or any receipts or certificates representing any such shares (including Common Shares), without the consent of the Bondholders.

7.12	Conversion of Outstanding Bonds

The Guarantor may in its absolute discretion effect conversion of the remaining Bonds at any time if the outstanding principal amount of the Bonds in respect of which the Conversion Rights have not been exercised is less than 15% of the Outstanding Principal Amount of the Bonds at any time.

8.	REDEMPTION AND PURCHASE AND PAYMENTS

8.1	Final Redemption

Unless previously purchased and cancelled, redeemed or converted and exchanged as herein provided, the Bonds will be redeemed at their Outstanding Principal Amount on the Maturity Date. The Bonds may only be redeemed at the option of the Bondholders prior to the Maturity Date in accordance with Condition 8.2 (Redemption at the Option of Bondholders).

8.2	Redemption at the Option of Bondholders

(a)	Fourth Anniversary Conditional Put Right: If on 24 January 2012, the weighted average Closing Price for the 30-day period ending two New York Business Days prior to such date is less than the Target Price, then Bondholders holding at least 25 per cent. of the Outstanding Principal Amount of the Bonds shall have the right to, upon not less than 30 nor more than 60 days’ written notice to the Issuer, require the Issuer to redeem all of the Bonds on the date (the “Put Option Redemption Date") specified in such notice at their Outstanding Principal Amount.

(b)	Failure to Exercise Conditional Put Right: If the Bondholders have not exercised the redemption right arising under Condition 8.2(a), such right shall lapse and thereafter the Conversion Price shall be reset to the Market Price of the Common Shares if and only if such Market Price of the Common Shares is lower than the Conversion Price in effect on such date, and the Conversion Price shall be adjusted accordingly by the Guarantor and notified to Bondholders in accordance with Condition 17 (Notices).

(c)	Change of Control Put: Following the occurrence of a Change of Control, the holder of each Bond will have the right to, upon not less than 30 nor more than 60 days’ written notice to the Issuer, require the Issuer to redeem that Bond at the Change of Control Redemption Price on the date specified in such notice (the “Change of Control Early Redemption Date").

The option of the Bondholders provided for in Condition 8.2(a) may be exercised by the holder of a Global Bond giving notice to the Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds as set out in Condition 8.2(a) and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting the Global Bond to the Paying, Transfer and Conversion Agent for annotation accordingly.

Without prejudice to the above provisions, for so long as all of the Bonds are represented by the Global Bond and the Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option to the Bondholders provided for in Condition 8.2(a) may be exercised by an accountholder giving notice to the Paying, Transfer and Conversion Agent in accordance with the standard procedure of Euroclear and Clearstream, Luxembourg or any common depository for them to the Paying, Transfer and Conversion Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Bonds in respect of which such option is exercised and at the same time presenting or procuring the presentation of the Global Bond to the Paying, Transfer and Conversion Agent for notation accordingly within the time limits set forth in that Condition.

8.3	Purchase

The Issuer or the Guarantor or any Subsidiary of the Guarantor may at any time purchase Bonds in the open market or otherwise at any price. Such Bonds may be held, resold or reissued, or, at the option of the Issuer or the Guarantor, surrendered to the Paying, Transfer and Conversion Agent for cancellation.

Cancellation of any Bond represented by the Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of the Global Bond on its presentation to or to the order of the Paying, Transfer and Conversion Agent.

8.4	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised and those which the Issuer or the Guarantor elects to surrender for cancellation pursuant to Condition 8.3 (Purchase) will be cancelled and may not be reissued or resold.

8.5	Multiple Notices

If more than one notice of redemption is given pursuant to Condition 8.2 (Redemption at the Option of Bondholders), the first of such notices to be given shall prevail.

8.6	Payments

(a)	Method of Payment

Payment of the Outstanding Principal Amount of the Bonds will be made to the persons shown in the Register at the close of business on the Record Date and subject to surrender of the Bonds, at the specified office of the Registrar or the Paying, Transfer and Conversion Agent by a U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City.

Payments of all other amounts will be made as provided in these Conditions.

(b)	Payments subject to fiscal laws

All payments are subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(c)	Non-business days

A Bond may only be presented for payment on a day which is a business day in the place of presentation and surrender and a business day in London and New York City and if payment is due on any other day, a Bond may not be presented for payment prior to the next following day which is a business day in the place of presentation and surrender and a business day in London and New York City. No further interest or other payment will be made as a consequence of the day on which the relevant Bond may be presented for payment under this Condition 8.6(c) falling after the due date.

(d)	Paying, Transfer and Conversion Agents, etc.

The Paying, Transfer and Conversion Agent and its initial specified offices are listed below. The Issuer and the Guarantor reserve the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of the Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that they will maintain (i) a Paying, Transfer and Conversion Agent; and (ii) a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agent or its specified offices will promptly be given to the Bondholders in accordance with Condition 17 (Notices).

(e)	Fractions

Each payment by the Issuer or the Guarantor to a Bondholder will be rounded down to the nearest cent.

Payments of amounts falling due in respect of a Global Bond will be made against presentation for endorsement and, if no further payment falls to be made on it, surrender of the Global Bond to or to the order of the Paying, Transfer and Conversion Agent as shall have been notified to the Bondholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to the Global Bond, which endorsement will be prima facie evidence that such payment has been made.

9.	TAXATION

All payments in respect of the Bonds by or on behalf of the Issuer or the Guarantor shall be made without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Luxembourg or the United States of America or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, neither the Issuer nor the Guarantor shall be required to pay any additional amounts to Bondholders to compensate for such withholding or deduction.

10.	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested by holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to it being indemnified and/or secured to its satisfaction), give notice in writing to the Issuer that the Bonds are, and they shall immediately become, due and payable at their principal amount together with accrued interest, if any of the following events (each an “Event of Default") shall have occurred:

(a)	Conversion Rights: the Guarantor fails to deliver the Common Shares, together with cash (if any) in lieu of fractional shares, when the same shall become deliverable and in either case such failure continues for a period of 5 calendar days; or

(b)	Breach of Other Obligations: the Issuer or the Guarantor defaults in the performance or observance of or compliance with any of its other obligations set out in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 25 calendar days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Breach” under the Bonds and demanding that the Issuer or the Guarantor, as the case may be, remedy the same, shall have been given to the Issuer or, as the case may be, the Guarantor by the Trustee; or

(c)	Cross-Default: the Guarantor or any Material Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $5 million or (ii) indebtedness for borrowed money of the Issuer, the Guarantor or any Material Subsidiary in an aggregate amount in excess of $5 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or redeemed (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in subclause (i) or (ii) of this Condition 10(c) having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Guarantor of a Notice of Default; or

(d)	Bankruptcy: the Guarantor, or any Material Subsidiary, or any Subsidiaries of the Guarantor which in the aggregate would constitute a Material Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case or proceeding;

(ii)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)	consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)	makes a general assignment for the benefit of its creditors;

(v)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)	consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or

(e)	Enforcement: a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Guarantor or any Material Subsidiary or any Subsidiaries of the Guarantor which in the aggregate would constitute a Material Subsidiary in an involuntary case or proceeding, or adjudicates the Guarantor or any Material Subsidiary or any Subsidiaries of the Guarantor which in the aggregate would constitute a Material Subsidiary insolvent or bankrupt;

(ii)	appoints a Custodian of the Guarantor or any Material Subsidiary or any Subsidiaries of the Guarantor which in the aggregate would constitute a Material Subsidiary or for any substantial part of its or their properties; or

(iii)	orders the winding up or liquidation of the Guarantor or any Material Subsidiary or any Subsidiaries of the Guarantor which in the aggregate would constitute a Material Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

For purposes of Conditions 10(c) and (e) above:

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(f)	Insolvency of the Issuer: any order shall have be made by any competent court or any resolution passed for the winding-up or dissolution of the Issuer save for the purposes of amalgamation, merger, consolidation, reorganisation or other similar arrangement on terms previously approved in writing by the Trustee or by an Extraordinary Resolution or formal notice shall have been given of an intention to appoint an administrator or any application is made or petition shall have been lodged or documents shall have been filed with the court or administrator in relation to the Issuer; or

(g)	Guarantee: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(h)	Analogous Events: any event occurs which under the laws of England or, in the case of any Material Subsidiary, the laws of the relevant Material Subsidiary’s place of incorporation or principal place of business has (in the sole opinion of the Trustee) an analogous effect to any of the events referred to in Conditions 10(d) to 11(f) above; or

(i)	Illegality: it is or becomes unlawful for the Issuer and/or the Guarantor to perform or comply with any one or more of its obligations under the Bonds, Trust Deed or the Agency Agreement or, as the case may be, the Guarantee.

Upon any such notice being given to the Issuer, the Bonds will immediately become due and payable at their principal amount together with accrued interest as provided in the Trust Deed, provided that no such notice may be given unless an Event of Default shall have occurred and provided that, in the case of Conditions 11(b) and (c) and in addition, so far as the relevant event relates to a Material Subsidiary only, Conditions 10(d) and 10(e), the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Bondholders.

11.	UNDERTAKINGS

11.1	Undertakings of the Guarantor

Whilst any Bonds remain outstanding or any Conversion Right remains exercisable, the Guarantor will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s sole opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)	Negative Pledge

The Guarantor will not create, incur, assume or permit to subsist any security upon the whole or any part of its assets or reserves to secure (i) any Relevant Debt; or (ii) any guarantees in respect of any Relevant Debt, without at the same time or prior thereto securing rights under the Guarantee equally or rateably therewith to the satisfaction of the Trustee or providing such other security for rights under the Guarantee as the Trustee in its absolute discretion shall deem not to be materially less beneficial to the Bondholders or which shall be approved by an Extraordinary Resolution of Bondholders.

(b)	Listing of Common Shares

The Guarantor will use its reasonable endeavours to ensure that the Common Shares issued upon conversion of the Bonds will be listed on each of the American Stock Exchange or the London Stock Exchange in accordance with their respective rules.

(c)	Preservation of Conversion Rights

The Guarantor shall take all reasonable steps to ensure that its obligations to deliver Common Shares upon the exercise of the Conversion Rights in accordance with these Conditions and the Trust Deed will not be rendered illegal by any applicable laws, rules or regulations;

(d)	Maintenance of Properties

The Guarantor will cause all properties used or useful in the conduct of its business or the business of any Material Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Condition 11.2(a) shall prevent the Guarantor from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of its business or the business of any Material Subsidiary and not disadvantageous in any material respect to the Bondholders.

(e)	Payment of Taxes and Other Claims

The Guarantor will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Material Subsidiary or upon the income, profits or property of the Guarantor or any Material Subsidiary, (ii) all claims for labour, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Guarantor or any Material Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Bonds or with respect to these Conditions; provided, however, that, in the case of clauses (i) and (ii), the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Guarantor, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

11.2	Change of Control Notice

Within 14 calendar days following the occurrence of a Change of Control, the Issuer or the Guarantor shall give notice thereof to the Trustee and to the Bondholders in accordance with 17 (a “Change of Control Notice"). Such notice shall contain a statement informing Bondholders of their entitlement to require redemption of the Bonds pursuant to Condition 8.2(c) or to exercise their Conversion Rights as provided in these Conditions and the Conversion Price applicable in consequence of the Change of Control as set out in Condition 8.2(c), as adjusted where appropriate. The Change of Control Notice shall also specify:

(a)	all information material to Bondholders concerning the Relevant Event;

(b)	the Conversion Price immediately prior to the occurrence of the Change of Control;

(c)	the Closing Price of the Common Shares as at the latest practicable date prior to the publication of such notice;

(d)	the last day of the Change of Control Period; and

(e)	such other information relating to the Relevant Event as the Trustee may require.

The Trustee shall not be under any duty to monitor or to take any steps to ascertain whether a Relevant Event or any event or circumstance which could lead to a Relevant Event or give rise to an adjustment to the Conversion Price has occurred or may occur and the Trustee will not be responsible to any person for any loss arising from any failure by it to do so.

11.3	Shareholder Approval

In no event shall the Bonds convert into more than 19.99% of the number of Common Shares outstanding on 24 January 2008. To the extent that the Common Shares to be issued upon conversion of the Bonds would account for more than 19.99% of the number of Common Shares outstanding on 24 January 2008 but for the provision of the preceding sentence, the Guarantor undertakes to use reasonable efforts to seek to obtain the requisite shareholder approval to permit the Bonds to become convertible for more than 19.99% of the number of Common Shares outstanding on 24 January 2008 in which case restriction contained in the first sentence of this Clause 11.3 shall terminate.

In the event that the requisite shareholder approval is not in place, the Bondholder shall be entitled to receive a Cash Equivalent in lieu of the number of Common Shares which if issued upon conversion would cause the 19.99% threshold referred to in this Condition 11.3 to be exceeded.

"Cash Equivalent” means the amount equal to the weighted average Closing Price of the Common Shares during the 10 business days ending on the second business day prior to the Conversion Date multiplied by the number of Common Shares which if issued upon conversion would cause the 19.99% threshold referred to in this Condition 11.3 to be exceeded. Upon payment of the Cash Equivalent, the rights of the Holder hereunder shall terminate.

12.	PRESCRIPTION

Claims against the Issuer or the Guarantor in respect of the principal amount, interest or any other amount payable in respect of the Bonds shall become void unless presentation for payment is made within a period of 10 years in the case of principal and five years in the case of interest or any other amounts from the appropriate Relevant Date.

13.	REPLACEMENT OF BONDS

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying, Transfer and Conversion Agent or the Registrar for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of such costs and expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer and the Guarantor may require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14.	MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER AND SUBSTITUTION

14.1	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed or the Guarantee. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Trustee at the request of Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, except that at any meeting the business of which includes modifying the Maturity Date, or any date for payment of interest on the Bonds, reducing or cancelling the principal amount of, or the rate of interest payable in respect of, or altering the currency of payment of, the Bonds, modifying or varying the Conversion Rights in respect of the Bonds or modifying certain of these Conditions or certain of the provisions of the Trust Deed or the Guarantee, the quorum shall be one or more persons holding or representing not less than two-thirds in principal amount of the Bonds for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-quarter in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Bondholders shall be binding on all the Bondholders, whether or not they are present at the meeting.

The holder of the Global Bond shall be treated as one person for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each U.S.$1,000 principal amount of Bonds for which the Global Bond may be converted.

Cancellation of any Bond represented by the Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of the Global Bond on its presentation to or to the order of the Paying, Transfer and Conversion Agent.

14.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to any modification of or to the waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds, these Conditions or the Guarantee or determine without any such consent as aforesaid that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that the Trustee will not do so in contravention of an express direction given by Extraordinary Resolution or a request made pursuant to Condition 10), where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders so to do or may agree, and without any such consent as aforesaid, to any modification which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, authorisation, determination or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17 (Notices).

14.3	Guarantor May Merge Or Transfer Assets

The Guarantor may, without the consent of the Bondholders, consolidate with, merge with or convert into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person, if:

(a)	such Person (other than an individual) is organized and validly existing under the laws of the United States or any State thereof or the District of Columbia or any political subdivisions of the United States or (ii) the Guarantor delivers to the Trustee an Opinion of Counsel (as defined in the Trust Deed) reasonably acceptable to the Trustee to the effect that the rights of the Bondholders would not be affected adversely as a result of the law of the jurisdiction of organization of such Person insofar as such law affects the ability of such Person to pay and perform any obligations and undertakings in connection with its Bonds or the ability of the Bondholders to enforce such obligations and undertakings, if such Person is organized under the laws of a foreign jurisdiction, and (iii) in case of (i) or (ii) such Person shall expressly assume, by an a supplemental trust deed, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Guarantor under the Bonds and the Trust Deed;

(b)	at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

(c)	the Guarantor shall have delivered to the Trustee an Officers’ Certificate (as defined in the Trust Deed) and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental trust deed is required in connection with such transaction, such supplemental trust deed, comply with this Condition 14.3 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Guarantor or another Subsidiary), which, if such assets were owned by the Guarantor, would constitute all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

14.4	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition 14) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular, but without limitation shall not have regard to the consequences of any such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantor or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

15.	ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer or the Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16.	THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking action unless indemnified and/or secured to its satisfaction.

The Trustee (and, where relevant, its affiliates) is entitled inter alia:

(a)	to enter into business transactions with the Issuer or the Guarantor, and/or the Subsidiaries of the Guarantor and to act as trustee for the holders of any other Securities issued or guaranteed by, or relating to the Issuer or the Guarantor and/or the Subsidiaries of the Guarantor and any entity related to the Issuer or the Guarantor without accounting for any profit;

(b)	to rely without liability to Bondholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise;

(c)	to accept and rely on any such report, confirmation or certificate where the Issuer or the Guarantor procures delivery of the same pursuant to its obligation to do so under the Conditions or the Trust Deed and such report, confirmation or certificate shall be binding on the Issuer, the Guarantor, the Trustee and the Bondholders;

(d)	to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of or consequences for individual Bondholders;

(e)	to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith; and

(f)	to call for and be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed on behalf of the Issuer or the Guarantor by two directors of the Issuer or the Guarantor as to any fact or matter upon which the Trustee may, in the exercise of any of its trusts, duties, powers, authorities, rights and discretions under the Trust Deed, require to be satisfied or have information, or to the effect that in the opinion of the person so certifying any particular transaction or thing is expedient, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Trustee acting on such certificate.

17.	NOTICES

All notices regarding the Bonds will be valid if sent to the address of the relevant Bondholder as specified in the Register. Any such notice shall be deemed to have been given on the date of such notice. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

So long as the Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or any Alternative Clearing System, notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of deliver to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

18.	FURTHER ISSUES

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the prior written consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20.	GOVERNING LAW AND JURISDICTION

The Trust Deed, the Agency Agreement, the Guarantee and the Bonds are governed by, and shall be construed in accordance with, English law. Each of the Issuer and the Guarantor has in the Trust Deed submitted to the jurisdiction of the English courts in respect of any disputes that may arise out of or in connection with the Bonds and the Trust Deed (“Proceedings") and has appointed Endeavour Energy UK Limited (at its registered office at Vinson & Elkins L.L.P., City Point, 33rd Floor One Ropemaker Street, London EC2Y 9UE) as its agent for service of process in connection with any Proceedings in England. If such person is not or ceases to be effectively appointed to accept service or process behalf the Issuer shall appoint a further person in England and Wales to accept service of process on its behalf and notify the holders of such appointment. Each of the Issuer and the Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England and Wales being nominated as the forum to hear and determine any Proceedings, and agrees not to claim that any such court is not a convenient or appropriate forum. The submission to the jurisdiction of the courts of England and Wales shall not (and shall not be construed so as to) limit the right of any Bondholder to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any of the aforementioned jurisdictions (whether concurrently or not) if and to the extent permitted by law.

Paying, Transfer and Conversion Agent

The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Registrar

The Bank of New York (Luxembourg) S.A.
Aerogolf Centre
1A Hoehenhof
L-1736, Senningerberg
Luxembourg

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

....................................................................

....................................................................

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE

(not more than four names may appear as joint holders)

U.S.$[     ] in principal amount of this Bond, and all rights under it, and irrevocably requests the Registrar to transfer this Bond on the books kept for registration thereof.

Dated
Signed

Notes:

(i)	The name of the person signing this transfer, or on whose behalf this form of transfer is signed, must correspond with the name as it appears on the face of this Bond. In the case of joint holders, each of the joint holders named in the Register must sign this form of transfer.

(ii)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	Any transfer of Bonds shall be in the minimum amount of U.S.$1,000 or integral multiples thereof.

(v)	If the Bonds are being transferred to any persons outside the Purchaser’s Group (as defined in the Conditions), the prior consent of the Issuer shall be obtained in accordance with Condition 1.2.

(vi)	In connection with any transfer of Bonds, every purchaser of Bonds must agree to resell such Bonds in accordance with the requirements of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration, all of the above in accordance with the Conditions.

(vii)	In connection with any transfer of Bonds prior to one year after the issuance of the Bonds by the Issuer, every purchaser must certify that it is either not a “US Person” within the meaning of Regulation S or a US Person who acquired the securities in a transaction exempt from registration under the Securities Act.

SCHEDULE 2

Form of Global Bond

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 903 OR 904 (INCLUDING PRELIMINARY NOTES) OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS.

ISIN: XS0342120747

ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.

(incorporated with limited liability under the laws of the Grand Duchy of Luxembourg)

ENDEAVOUR INTERNATIONAL CORPORATION

(Incorporated under the laws of the state of Nevada)

U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014

Unconditionally and irrevocably guaranteed by Endeavour International Corporation

Global Bond

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds") of Endeavour Energy Luxembourg S.a.r.l. (the “Issuer").

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$40,000,000

(Forty million U.S. Dollars)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of the Schedule to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a trust deed dated 24 January 2008 (the “Trust Deed") between the Issuer, Endeavour International Corporation as guarantor and BNY Corporate Trustee Services Limited as trustee (the “Trustee") and are subject to the Trust Deed and the terms and conditions (the “Conditions") set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes, subject to the transfer restrictions applicable to the Bonds, only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange for Definitive Registered Bonds

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Definitive Registered Bonds if this Global Bond is held on behalf of Euroclear Bank S.A./N.V. (“Euroclear") or Clearstream Banking, société anonyme (“Clearstream, Luxembourg") or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System") and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Paying, Transfer and Conversion Agent; and a certificate to such effect signed by two directors of the Issuer is delivered to the Trustee. Thereupon the holder of this Global Bond may give notice to the Trustee and the Paying, Transfer and Conversion Agent of its intention to exchange this Global Bond for Definitive Registered Bonds on or after the Conversion Date specified in the notice.

“Exchange Date” means a day falling not less than 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Agent is located and except in the case of exchange pursuant to the above paragraph in the cities in which Euroclear are located.

On and after the Exchange Date, this Global Bond may be exchanged in whole but not in part upon the holder of this Global Bond surrendering the same at the specified office of the Paying, Transfer and Conversion Agent (or such other place as the Trustee may agree) for Definitive Registered Bonds and the Issuer or the Guarantor shall procure that the Paying, Transfer and Conversion Agent shall issue and deliver, in full exchange for this Global Bond, Definitive Registered Bonds in an aggregate principal amount equal to the principal amount of this Global Bond.

The Definitive Registered Bonds to be issued on such exchange will be in registered form in the denominations of U.S.$1,000 each and shall bear the applicable restrictive legend as specified in the Conditions.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Registered Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Registered Bonds for which it may be exchanged and as if such Definitive Registered Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Payments

Until the entire principal amount of this Global Bond has been extinguished in exchange for Definitive Registered Bonds, this Global Bond shall in all respects be entitled to the same benefits as the Definitive Registered Bonds and shall be entitled to the benefit of and be bound by the Trust Deed.

Payments of amounts falling due in respect of a Global Bond will be made against presentation for endorsement and, if no further payment falls to be made on it, surrender of this Global Bond to or to the order of the Paying, Transfer and Conversion Agent as shall have been notified to the Bondholders for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to this Global Bond, which endorsement will be prima facie evidence that such payment has been made.

No person shall be entitled to receive any payment on this Global Bond falling due after the Exchange Date unless exchange of this Global Bond for Definitive Registered Bonds is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date.

All payments of any amounts payable and paid to the holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant Definitive Registered Bonds.

Notices

So long as this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or any Alternative Clearing System, notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of delivery to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

Prescription

Claims against the Issuer or the Guarantor in respect of the principal amount, interest amount or any other amounts payable in respect of this Global Bond shall become void unless presentation for payment is made within a period of 10 years in the case of principal and five years in the case of interest or any other amounts from the appropriate Relevant Date.

Meetings

The holder hereof shall (unless this Global Bond represents only one Bond) be treated as one person for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each U.S.$1,000 principal amount of Bonds for which this Global Bond may be exchanged.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond which is required by the Conditions to be cancelled will be effected by reduction in the principal amount of this Global Bond on its presentation to or to the order of the Paying, Transfer and Conversion Agent for notation in Schedule A.

Conversion Rights

For so long as this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions) may be exercised as against the Issuer from the day falling one month after the issue of the Bonds until the close of business on the day which is 15 business days prior to the Maturity Date, by the presentation to or to the order of the Paying, Transfer and Conversion Agent of this Global Bond for appropriate notation, together with one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest. The provisions of Condition 7 will otherwise apply.

Notwithstanding the foregoing, conversion of the Bonds is subject to conditions based upon US securities laws, as set forth in the Conditions.

Redemption at the Option of Bondholders

The option of the Bondholders provided for in Condition 8.2 may be exercised by the holder of this Global Bond giving notice to the Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds as set out in Condition 8.2, stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting this Global Bond to the Paying, Transfer and Conversion Agent for annotation accordingly in Schedule A hereto.

Without prejudice to the above provisions, for so long as all of the Bonds are represented by this Global Bond and this Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Condition 8.2 may be exercised by an accountholder giving notice to the Paying, Transfer and Conversion Agent in accordance with the standard procedure of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depository for them to the Paying, Transfer and Conversion Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Bonds in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Bond to the Paying, Transfer and Conversion Agent for notation accordingly within the time limits set forth in that Condition.

Euroclear and Clearstream, Luxembourg

Bonds represented by this Global Bond are transferable in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg as appropriate.

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 24 January 2008

ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.

By:
Name: Mike Kirksey
Title: Category A Manager

This Global Bond is authenticated by or on behalf of the Registrar without warranty, recourse or liability.

THE BANK OF NEW YORK

By:

Authorised Signatory

SCHEDULE A

Principal Amount of this Global Bond

The aggregate principal amount of this Global Bond is as shown by the latest entry made by or on behalf of the Paying, Transfer and Conversion Agent in the fourth column below. Reductions in the principal amount of this Global Bond following redemption or the purchase and cancellation of, or exercise of Conversion Rights in respect of, Bonds are entered in the second and third columns below.

Notation made
by or on behalf
of the Paying,
			Initial principal	Transfer and
			amount and	Conversion
			principal	Agent (other
	Reason for change		amount of this	than in respect
	in the principal		Global Bond	of the initial
	amount of this	Amount of such	following such	principal
Date	Global Bond (1)	change	change	amount)
24 January 2008	Not applicable	Not applicable	U.S.$40,000,000	Not applicable

(1) State whether reduction following (1) redemption of Bonds, (2) purchase and cancellation of Bonds or (3) exercise of Conversion Rights.

SCHEDULE B

Interest Capitalisations in respect of this Global Bond

The following capitalisations of interest in respect of this Global Bond and the Bonds represented by this Global Bond have been made:

Interest Capitalisation Date

Amount of interest capitalised

Outstanding Principal Amount of the Bonds

Notation made by or on behalf of the Registrar

SCHEDULE 3

Provisions for Meetings of Bondholders

1.	A holder of Bonds (whether such Bonds are represented by a Global Bond or a Definitive Registered Bond) may, by an instrument in writing in the English language (a “form of proxy") signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Paying, Transfer and Conversion Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy") to act on his behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

2.	A holder of a Bond in registered form which is a corporation may, by delivering to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative") in connection with any meeting or proposed meeting of Bondholders.

3.	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

4.	Each of the Issuer, the Guarantor and the Trustee at any time may, and the Trustee (subject to its being indemnified and/or secured and/or prefunded to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

5.	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the Bondholders may appoint proxies by executing and delivering a form of proxy in the English language as aforesaid or may appoint representatives by resolution of their directors or other governing body.

6.	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

7.	At any such meeting any one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 20 the quorum shall be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

8.	If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer, the Guarantor and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 20 the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-quarter in principal amount of the Bonds for the time being outstanding.

9.	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

10.	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

11.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative.

12.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

14.	Any poll demanded at any meeting relating to the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

15.	The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers and agents, with the prior approval of the Trustee, may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative.

16.	At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$1,000 in principal amount of the Bonds so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

17.	The proxy and representative need not be a Bondholder.

18.	Each proxy shall be deposited at the registered office of the Guarantor or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the form of proxy propose to vote, and in default the form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each such form of proxy and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such form of proxy.

19.	Any vote given in accordance with the terms of a form of proxy shall be valid even if the form of proxy or any of the Bondholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Transfer and Conversion Agent by the Guarantor or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the form of proxy is used.

20.	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

20.1	to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or the Guarantor or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

20.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

20.3	to assent to any modification of this Trust Deed, the Conditions, the Guarantee, which shall be proposed by the Issuer, the Guarantor or the Trustee;

20.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

20.5	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

20.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee; and

20.7	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 8 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 20.2 or for the purpose of paragraph 20.3 and making any modification to the provisions contained in this Trust Deed, the Conditions, the Guarantee or the Bonds which would have the effect of:

(a)	modifying the Maturity Date or any date for payment of interest on the Bonds;

(b)	reducing or cancelling the principal amount of, or the rate of interest payable in respect of, or altering the currency of payment of, the Bonds;

(c)	modifying or varying the Conversion Rights in respect of the Bonds;

(d)	modifying certain of the Conditions or certain of the provisions of the Trust Deed or the Guarantee; or

(e)	amending this proviso.

21.	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

22.	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast. A resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-quarters of the aggregate principal amount outstanding of the Bonds shall be effective as an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form each signed by or on behalf of one or more Bondholders.

23.	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

24.	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

24.1	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 2 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

24.2	as to the form of proxy to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

25.	If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

25.1	a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

25.2	a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

25.3	a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

25.4	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

26.	Nothing in this Trust Deed shall prevent any of the proxies named in any form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer, the Guarantor or any of its other Subsidiaries.

27.	References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying, Transfer and Conversion Agent.

SCHEDULE 4

Form of Officers’/Manager’s Certificate

[ON THE HEADED PAPER OF THE ISSUER/GUARANTOR]

To:	BNY Corporate Trustee Services Limited One Canada Square London E14 5AL United Kingdom

[Date]

Dear Sirs

Endeavour Energy Luxembourg S.a.r.l.
U.S.$40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 guaranteed by Endeavour International Corporation

This certificate is delivered to you in accordance with Clause 10.5 of the Trust Deed dated 24 January 2008 (the “Trust Deed") and made between Endeavour Energy Luxembourg S.a.r.l. (the “Issuer"), Endeavour International Corporation (the “Guarantor") and BNY Corporate Trustee Services Limited (the “Trustee"). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

(a)	As at [ ][1], no Event of Default or Potential Event of Default existed [other than [ ]][2] and no Event of Default or Potential Event of Default had existed at any time since [ ][3][the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 10.5[4] [other than [ ]][5]; and

(b)	From and including [ ][3] [the Certification Date of the last certificate delivered under Clause 10.5][4] to and including [ ][1], the Issuer/Guarantor confirm that no breach in respect of its obligations under the Trust Deed, or, in the case of the Guarantor, the Guarantee [other than [ ]][6] has occurred.

For and on behalf of

[Officer/Manager] [Officer/Manager]

1. Specify a date not more than 5 days before the date of delivery of the certificate.

2 [3] [4] 5 [6]	If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
Insert date of Trust Deed in respect of the first certificate delivered under Clause 10.5, otherwise delete.
Include unless the certificate is the first certificate delivered under Clause 10.5, in which case delete.
If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
If the Issuer/Guarantor has failed to comply with any obligation(s), give details, otherwise delete.

IN WITNESS WHEREOF this deed is delivered the day and year first before written.

ENDEAVOUR ENERGY LUXEMBOURG S.A.R.L.

By:
Name: Mike Kirksey
Title: Category A Manager

ENDEAVOUR INTERNATIONAL CORPORATION

By:

BNY CORPORATE TRUSTEE SERVICES LIMITED

Acting by two of its lawful attorneys

AttorneyAttorney In the presence of:
Witness:
Signature:
Address: